                                    Exhibit 10.21
Execution Version

COLLABORATION AGREEMENT
This Collaboration Agreement (this “Agreement”), dated as of October 21, 2024 (the “Effective Date”), is entered into by and between Kirkland’s, Inc., a Tennessee corporation (“Kirkland’s”), and Beyond, Inc., a Delaware corporation (“Beyond”) (each a “Party”, and together, the “Parties”).

RECITALS
WHEREAS, concurrently herewith, (i) Kirkland’s Stores, Inc., a Tennessee corporation and a subsidiary of Kirkland’s (“Borrower”), and Beyond have entered that certain Term Loan Credit Agreement (the “Beyond Credit Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, Beyond will make term loans to Borrower in the aggregate principal amount of $17,000,000, and (ii) Kirkland’s and Beyond have entered into that certain Subscription Agreement (the “Subscription Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, Kirkland’s has agreed to issue and Beyond has agreed to subscribe for and purchase up to 4,324,324 shares of common stock of Kirkland’s; and
WHEREAS, in connection with and as a condition to the consummation of the transactions contemplated by the Beyond Credit Agreement and the Subscription Agreement (the “Financing Transactions”), the Parties hereto have entered into this Agreement for the purpose of engaging in various collaborative efforts and services regarding their respective business operations.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.INTENT TO COLLABORATE. The Parties acknowledge and agree that each Party has entered into this Agreement for the purpose of engaging in collaborative efforts and business arrangements intended to be mutually beneficial to each Party and its respective Affiliates. Consistent with and for the express purpose of carrying out the foregoing, each Party shall have the rights and obligations set forth in this Agreement. Except as expressly set forth in this Agreement or any exhibit hereto, the arrangements set forth herein shall be non-exclusive and each Party shall be free to contract and associate with other parties for similar arrangements. For purposes of this Agreement, (a) an “Affiliate” of a Person shall mean any Person directly or indirectly Controlling, Controlled by, or under common Control with such Person, (b) “Control” (including its correlative meanings “under common Control with” and “Controlled by”), with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise, and (c) “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.
2.OPERATING ARRANGEMENTS. During the Term, each Party shall engage in each of the following collaborative efforts (collectively, the “Operating Arrangements”):

(a)Collaboration and Joint Marketing: To the extent permitted by applicable law, the Parties shall engage in joint marketing, cross-marketing and other collaborative marketing efforts set forth on Exhibit A hereto and otherwise agreed to from time to time by the Parties in writing (the “Marketing Activities”). In furtherance thereof, each Party agrees to, as soon as reasonably practicable following the Effective Date, provide the other Party reasonable access to certain mutually agreed upon Customer Information (as such term is defined in Exhibit A-1) related to their respective customers, to the extent permitted by the Parties’ respective privacy policies and applicable Privacy Laws (as such term is defined in Exhibit A-1). The Parties may also enter into similar customer data sharing arrangements with other third Persons, and the Parties, together with the third Persons sharing their Customer Information with the Parties, shall have access to and be permitted to use all of the shared Customer Information for the limited and specific purposes of the Marketing Activities, subject to applicable Privacy Laws and the terms and conditions of the Data Processing Addendum attached hereto as Exhibit A-1. To the extent either Party is not permitted by its privacy policy or Privacy Laws to share Customer Information immediately following the Effective Date, such Party shall use commercially reasonable efforts to amend such privacy policy and/or take all steps necessary under Privacy Laws in order to allow such Customer Information sharing as soon as reasonably practicable following the Effective Date. The Parties shall cooperate and consult with each other in good faith with respect to the determination of whether a Party is permitted under its applicable privacy policies and Privacy Laws to share any or all of its Customer Information as contemplated by this Agreement. Any dispute between the Parties as to whether such sharing is permitted under applicable Privacy Laws or the steps that must be taken thereunder shall be submitted to a mutually agreed upon independent third-party for review and advice; provided, that such advice will be non-binding on the Parties.
(b)E-Commerce Support and Consulting: Kirkland’s may request Beyond to provide Kirkland’s with consulting services in support of Kirkland’s e-commerce platforms. Beyond will consider in good faith any such request, will use commercially reasonable efforts to provide such consulting services to Kirkland’s in good faith subject to the availability of qualified personnel, and in accordance with terms mutually agreed by the Parties.
(c)Sale of Kirkland’s Products via BBB E-Commerce Channel: The Parties shall make available for sale on Beyond’s “Bed Bath & Beyond” online retail platform (currently located at https://www.bedbathandbeyond.com/) (“BBB E-Commerce Channel”) all Kirkland’s Products, including home décor, home furnishings, and gift products, on the terms and conditions set forth on Exhibit B-1 and Exhibit B-2 hereto. In the event of any conflict between the terms and conditions on Exhibit B-1 or Exhibit B-2 and the terms of this Agreement, the terms of this Agreement shall supersede and control with respect to such conflicting terms. For purposes of this Agreement, “Kirkland’s Products” shall mean any and all products sourced by Kirkland’s for retail sale by a Kirkland’s-branded retail store or on any online marketplace under a Kirkland’s label or on-line store designation, provided that the foregoing shall not include de minimis miscellaneous products or de minimis limited run items designated by Kirkland’s for in-store only distribution.
(d)Neighborhood Retail Stores; License Agreement: The Parties shall commence and carry out a pilot program for the conversion of certain existing Kirkland’s retail stores to “Bed, Bath & Beyond” and “Overstock Outlet and Returns” retail locations retail locations on the terms set forth on Exhibit C-1 hereto. Concurrent with the execution of this Agreement, the Parties shall enter

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into a licensing agreement (the “License Agreement”) in the form attached hereto as Exhibit C- 2, pursuant to which Beyond shall grant Kirkland’s (i) an exclusive right and license to operate licensed retail locations in an in-store format ranging from 7,000 to 15,000 sq. ft. per store location (which shall, for avoidance of doubt, exclude any “shop-within-a-shop”) (such format, a “Neighborhood Format”) under the “Bed, Bath & Beyond” brand; and (ii) a non-exclusive right and license to operate licensed retail locations in a Neighborhood Format for “overstock.com”, in each case as further set forth in the License Agreement.
(e)Use of Beyond Marks for Shop-within-a-Shops in Kirkland’s Retail Stores: In accordance with the License Agreement, Kirkland’s shall have the right to utilize “Bed, Bath & Beyond” and certain other related brand elements for the purpose of creating “Bed, Bath & Beyond” shop-within-a-shops in certain Kirkland’s retail locations mutually selected by the Parties, and in the size and format mutually agreed by the Parties, which may include a pop-up- shop, semi-permanent shop in shop, designated merchandised or branded areas within stores, and end-caps. Kirkland’s will be permitted to accept the applicable “Bed, Bath & Beyond” or similarly branded coupons issued or approved by Beyond (if any) within its stores for Licensor Products (as defined in the License Agreement) or Kirkland’s Products sold through Kirkland’s “Bed, Bath & Beyond” branded retail stores. Beyond shall use commercially reasonable efforts to facilitate introductions to Kirkland’s of manufacturers or authorized distributors of any products sold by Licensor through the BBB E-Commerce Channel or otherwise sold by Beyond under the “Bed- Bath and Beyond” brand, to the extent that Kirkland’s is not an authorized retailer of such products.
(f)Surplus Sales of Kirkland’s Products – Online Retail: The Parties shall make available for sale certain aged or surplus Kirkland’s Products through Beyond’s affiliated online retail marketplace Overstock.com (currently located at https://www.overstock.com/) on the terms and conditions set forth on Exhibit D hereto. In furtherance thereof, Kirkland’s agrees to make available for sale on Overstock.com all of its inventory of Kirkland Products that are surplus or over 180 days of age. Kirkland’s shall not. directly or indirectly, offer for sale on any other online retail marketplace or e-commerce channel any such aged or surplus Kirkland’s Products unless Beyond declines to place them for sale on Overstock.com. For purposes of this paragraph and Exhibit D, “Kirkland’s Products” shall also include any product sourced by Kirkland’s for retail sale in a Neighborhood Format licensed store brand. In the event of any conflict between the terms and conditions on Exhibit D and the terms and conditions of this Agreement, this Agreement shall supersede and control.
(g)Sourcing Support: Beyond may request Kirkland’s to provide Beyond with sourcing support services in support of Beyond’s e-commerce platforms (currently Overstock.com and the BBB E-Commerce Channel). Kirkland’s will consider in good faith any such request, will use commercially reasonable efforts to provide such sourcing support services to Beyond in good faith subject to the availability of qualified personnel, and in accordance with terms mutually agreed by the Parties.
(h)Other Collaboration: The Parties acknowledge and agree that the foregoing Operating Arrangements are not intended to be exhaustive and each Party and its Affiliates may engage with the other Party and its Affiliates with respect to other collaborative measures as may be mutually agreed from time to time. As part of such other collaboration activities Beyond shall use commercially reasonable efforts to introduce Kirkland’s to Beyond’s product and business

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vendors. Upon Kirkland’s request, Beyond will consider in good faith and discuss with Kirkland’s opportunities for further collaboration between the Parties with respect to other e-commerce retail operations or brands owned or controlled from Beyond and not included in the Operating Arrangements at such time. In addition, from and after the Effective Date and during the Term, upon request by Beyond, Kirkland’s shall make available certain merchandising services, including product sourcing, selection, supply chain and inventory management for the support of BBB E-Commerce Channel, on terms and conditions, including compensation and reimbursement, to be mutually agreed upon by the Parties in good faith upon such request from Beyond, which terms shall be memorialized by amendment to this Agreement or any exhibit hereto.
(i)Product Availability: The Parties acknowledge that the Operating Arrangements set forth herein are subject to product availability and, except as may otherwise be agreed in writing with respect to any particular purchase order or other document, do not constitute commitments or guarantees of supply by one Party to the other.
(j)Kirkland’s and Beyond Joint Business Planning: To assist in planning and support execution of the Operating Arrangements, Kirkland’s and Beyond senior leadership along with the Review Committee (as defined below) or designees thereof will meet at a cadence mutually agreed to by the Parties to discuss progress of this Agreement, including without limitation progress and review of the Operating Arrangements, joint marketing programs and requirements and other material terms related to the Operating Arrangements set forth in this Agreement.
(k)Review Meetings: The Parties will establish a calendar of regular meetings between representatives of each Party (each, a “Review Meeting”). Each Review Meeting will be comprised of three (3) individual representatives of each respective Party (collectively, the “Review Committee”) or such other number of individual representatives of each Party as is mutually agreed by the Parties. The Review Committee shall assist and be responsible for oversight and planning with respect to each Operating Arrangement and for reviewing and resolving any Business Issues (as defined in Section 2(l)(i) below) with respect to this Agreement in accordance with its role as set forth in Section 2(l). The Review Committee may develop and establish guidelines and governance rules for management and resolution of matters within its responsibility, and delegate such matters to subcommittees that the Review Committee appoints from time to time. Each Party’s Review Committee appointees will be chosen by that Party in its sole discretion. The Review Committee shall hold in-person, telephonic or virtual meetings at least quarterly at times, dates, and locations (if in-person) to be mutually agreed upon in advance by the Review Committee members at the immediately preceding Review Meeting. To the extent commercially practicable, the Parties agree to alternate the in-person meeting locations between the office locations of each of the Parties. In addition, meetings of the Review Committee may be called by either Party at any time upon written notice delivered to the other Party at least fifteen
(15) days prior to the proposed meeting date; provided that: (A) it has submitted in writing to the other Party a description of the matters it would like to discuss during such ad hoc meeting; and
(B) the other Party agrees these matters should be discussed ahead of the next regularly scheduled meeting of the Review Committee. While the Parties may mutually agree to commit their Review Committee members to attend the meetings in person, all Review Meetings also may be held, and individual Review Committee members may attend, by audio or video teleconference or similar communications equipment by means of which all persons participating in the meeting can hear

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each other. Each Party shall be responsible for all of its own expenses in participating in any Review Meetings.
(l)Business Issue Resolution:
(i)The Review Committee shall use commercially reasonable efforts to resolve any dispute between the Parties with respect to the Operating Arrangements or otherwise arising under this Agreement and impact thereof on the respective Parties, including material unforeseeable changes in the marketplace for each Party’s respective products, limitations on availability of such products, material marketing program terms and requirements, and any modifications to the Operating Arrangements as permitted or otherwise contemplated herein as a result of any of the foregoing (each, a “Business Issue”). The members of the Review Committee will consult and negotiate with each other in good faith to find a mutually agreeable solution.
(ii)If the Review Committee cannot resolve such Business Issue within thirty (30) days after such Business Issue has been presented to the Review Committee, then any Review Committee member may present the Business Issue to an appropriate member of Beyond’s senior leadership team, or such member’s designee, and an appropriate member of Kirkland’s senior leadership team, or such member’s designee, who shall consult and negotiate with each other in good faith to find a mutually agreeable solution. If such members of the Parties’ senior leadership team or their designees are unable to resolve the Business Issue within an additional thirty (30) day period from the date of presentation to them, they may submit the Business Issue to the Chief Executive Officer of Kirkland’s and the Executive Chairman of Beyond for resolution. No recommendations of the Review Committee shall be binding on either Party. If a Business Issue has been referred to the Chief Executive Officer of Kirkland’s and the Executive Chairman of Beyond for resolution, then the Chief Executive Officer of Kirkland’s and the Executive Chairman of Beyond will meet, consult, and negotiate with the other in good faith to resolve such Business Issue. If they are unable to agree upon a resolution of the Business Issue within ten (10) days of the date of presentation to them, the Business Issue, either Party may seek to resolve such Business Issue in accordance with Section 9(d).
3.COLLABORATION FEES.
(a)Collaboration Fee: Kirkland’s will pay to Beyond a quarterly fee in arrears equal to 0.25% of Kirkland’s’ retail and e-commerce revenue as determined in accordance with GAAP for each fiscal quarter (the “Collaboration Fee”). The Collaboration Fee shall begin accruing on February 2, 2025, with the initial Collaboration Fee due to be paid within 60 days following the end of the fiscal quarter beginning on such date. Kirkland’s’ obligation to pay the Collaboration Fee shall thereafter remain in effect through the Term, provided that Kirkland’s obligation to pay the Collaboration Fee shall be automatically extended for two additional years following the effective date of expiration or termination of this Agreement if any of the promissory notes issued under the Beyond Credit Agreement remain outstanding and unpaid as of the expiration or termination of this Agreement.
(b)Incentive Fee: In addition to the Collaboration Fee, Kirkland’s shall pay Beyond an incentive fee (the “Incentive Fee”) on a monthly basis equal to 1.5% of the amount by which Kirkland’s last twelve months’ (LTM) e-commerce revenue (defined for this purpose as online

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sales originated and processed through Kirklands.com, including BOPIS) as determined in accordance with GAAP, as of the last day of any fiscal month exceeds the Company’s LTM e- commerce revenue for the LTM period most recently ended on the immediately preceding fiscal month-end prior to the date of this Agreement. For illustrative purposes, an illustration of the calculation of the Incentive Fee is attached hereto as Exhibit E.
(c)Payment: The Collaboration Fee payment shall be due and payable by Kirkland’s not later than 60 days following the immediately preceding fiscal quarter with respect to which a Collaboration Fee is payable. The Incentive Fee shall be due and payable by Kirkland’s not later than 60 days following the immediately preceding fiscal month with respect to which an Incentive Fee is payable.
(d)Late Payments. Kirkland’s shall pay interest on any amounts owed but not paid by the applicable due date at a rate equivalent to the lesser of the applicable Prime Rate per annum or the maximum rate of interest allowable under applicable law, accruing from the date due to the date paid. For purposes herein, the “Prime Rate” shall mean the consensus prime rate of U.S. commercial banks in effect for the applicable period, as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates).
(e)Review and Audit: Kirkland’s will prepare and maintain throughout the Term and for 3 years thereafter, in such manner as will allow its accountants to audit same in accordance with generally accepted accounting principles, separate, complete and accurate books of accounts and records sufficient to support and verify the calculation of Collaboration Fee and the Incentive Fee and otherwise covering all transactions arising out of or relating to this Agreement. Such books and records may be inspected by a duly authorized representative of Beyond no more than twice in any calendar year (or more frequently, if an underpayment is found) for verification of such payments or of compliance with other aspects of this Agreement. The Beyond representative will treat as confidential all relevant books and records. In the event such audit reveals an underpayment by Kirkland’s, Kirkland’s will within thirty (30) days’ pay the amount in excess of the fees actually paid together with interest accrued from the date such amounts were originally due in accordance with Section 3(d) above. In the event an audit reveals an overpayment by Kirkland’s, then Kirkland’s may reduce any future payment due to Beyond under this Agreement or the License Agreement by an amount equal to such overpayment.
(f)Fiscal Periods: References to fiscal periods herein with respect Kirkland’s shall mean such periods as reported within Kirkland’s audited financial statements.
4.CONFIDENTIAL INFORMATION.
(a)Confidentiality Restrictions. All non-public, confidential information of either Party (“Confidential Information”), including, but not limited to, such information about such Party’s business affairs, plans, forecasts, products, services, software, equipment, designs, prices, reports, processes, methodologies, confidential intellectual property, trade secrets, third-party confidential information, customer lists, marketing materials, and any other business information, in any form, disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, or otherwise learned by the Receiving Party, in connection with this Agreement, and whether or not

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marked, designated, or otherwise identified as “confidential,” shall be maintained as confidential by the Receiving Party, be used solely as necessary in performing the Receiving Party’s obligations or exercising the Receiving Party’s rights this Agreement and may not be disclosed or copied by the Receiving Party unless authorized by the Disclosing Party in writing. The Receiving Party will limit dissemination of any such Confidential Information (i) within its own organization to individuals whose duties justify the need to know such information; and (ii) to such other third parties and/or subcontractors of the Receiving Party, required in the Receiving Party’s performance, necessarily requiring any such Confidential Information. The Receiving Party shall be responsible for any disclosure or misuse of Confidential Information by any person to whom or to which the Receiving Party makes Confidential Information available. The Receiving Party shall not use the Confidential Information of the Disclosing Party for its own use nor for any third party (other than as designated by the Disclosing Party in writing) for any purpose whatsoever except in the performance of the Receiving Party’s obligations or exercise of the Receiving Party’s rights under this Agreement. The Receiving Party shall protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a reasonable degree of care. Confidential Information does not include any information that: (i) is or becomes generally available to the public other than as a result of the Receiving Party’s breach of this Agreement; (ii) is obtained by the Receiving Party on a non-confidential basis from a third-party that was not legally or contractually restricted from disclosing such information; (iii) was in its possession prior to the Disclosing Party’s disclosure hereunder without a duty of confidentiality; or (iv) was or is independently developed by the Receiving Party without using or referencing any of the Disclosing Party’s Confidential Information.
(b)Compelled Disclosures. If the Receiving Party is compelled by applicable law to disclose any of the Disclosing Party’s Confidential Information, then, to the extent permitted by applicable law, the Receiving Party shall: (a) promptly, and prior to such disclosure, notify the Disclosing Party in writing of such requirement so that the Disclosing Party can seek a protective order or other remedy; and (b) provide reasonable assistance to the Disclosing Party, at the Disclosing Party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure. If the Disclosing Party waives compliance or, after providing the notice and assistance required under this Section, the Receiving Party remains required by law to disclose any Confidential Information, the Receiving Party shall disclose only that portion of the Confidential Information that the Receiving Party is legally required to disclose and shall use commercially reasonable efforts to obtain assurances that confidential treatment will be given to such information.
(c)Continuing Obligations. The Receiving Party shall be responsible for any breach of this Section 4 caused by any of its employees, contractors, agents, or representatives. Each Party’s obligations under this Section 4 will survive termination or expiration of this Agreement until the later of (i) five (5) years or (ii) two (2) years following the last to expire of the Operating Arrangements, except for Confidential Information that constitutes a trade secret under any applicable law, in which case, such obligations shall survive for as long as such Confidential Information remains a trade secret under such law.
5.REPRESENTATIONS AND WARRANTIES; DISCLAIMERS.

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(a)Mutual. Each Party represents and warrants to the other Party that: (a) it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder; and (b) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.
(b)Limited Warranties: Neither Party makes any guarantee, warranty or representation with respect to its products or services on behalf of the other Party to such other Party’s customers or other persons. All warranty claims for a Party’s products and services received by the other Party shall be processed in accordance with Kirkland’s or Beyond’s warranty procedures, as applicable.
(c)Disclaimer of Warranties:
(i)EXCEPT AS EXPLICITLY SET FORTH ABOVE OR IN ANY EXHIBIT HERETO, NEITHER KIRKLAND’S, NOR ANY PERSON ON KIRKLAND’S BEHALF, HAS MADE OR MAKES FOR BEYOND’S BENEFIT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, INCLUDING ANY WARRANTIES OF (I) MERCHANTABILITY; (II) FITNESS FOR A PARTICULAR PURPOSE; (III) TITLE; OR (IV) NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. BEYOND ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY KIRKLAND’S, OR ANY OTHER PERSON ON KIRKLAND’S BEHALF.
(ii)EXCEPT AS EXPLICITLY SET FORTH ABOVE, NEITHER BEYOND, NOR ANY PERSON ON BEYOND’S BEHALF, HAS MADE OR MAKES FOR BEYOND’S BENEFIT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, INCLUDING ANY WARRANTIES OF (I) MERCHANTABILITY; (II) FITNESS FOR A PARTICULAR PURPOSE; (III) TITLE; OR (IV) NON-INFRINGEMENT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. KIRKLAND’S ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY BEYOND, OR ANY OTHER PERSON ON BEYOND’S BEHALF.
6.LIMITATION OF LIABILITY. WITHOUT LIMITING EACH PARTY’S LIABILITY UNDER THE LICENSE AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT ENTERED INTO BY THE PARTIES ON CONNECTION WITH THE OPERATING ARRANGEMENTS, EXCEPT FOR LIABILITY FOR BREACH OF CONFIDENTIALITY OBLIGATIONS IN SECTION 4, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF USE, BUSINESS, REVENUE, OR PROFIT OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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7.TERM, TERMINATION AND EFFECT THEREOF.
(a)Effective Date and Term: This Agreement shall become effective on the Effective Date, and shall continue for an initial term of seven (7) years (“Initial Term”). Upon completion of the Initial Term, this Agreement may be extended on mutually agreed terms for successive periods (any such period, a “Renewal Term” and collectively, the “Term”).
(b)No Termination without Cause: The Parties agree that this Agreement may not be terminated without cause, other than by the mutual agreement of the Parties.
(c)Termination for Cause: If a Party commits a material breach of this Agreement, the other Party may terminate this Agreement by giving notice of said breach and termination to the breaching Party, such termination to be effective thirty (30) days following receipt of such notice delivered in the manner set forth in Section 9(c) below. During such thirty (30) day period, the breaching Party shall have the opportunity to cure its breach. If the breaching Party cures its breach to the reasonable satisfaction of the non-breaching Party, any such cure will operate to cancel the non-breaching Party’s termination notice. Moreover, if a Party materially breaches this Agreement on two or more occasions, regardless of cure thereof, and invokes its right to cure a third material breach hereof, the non-breaching Party may reasonably refuse to accept the breaching Party’s tender of its cure.
(d)Effect of Termination: Upon termination of this Agreement, except as otherwise mutually agreed in connection with such termination, each Party shall immediately and without delay cease and desist from holding itself out to the public in any fashion or manner as in active collaboration with the other, shall thereupon promptly remove and cease to utilize each other’s trademark or name in connection with their respective business, signs or advertising materials of any kind, except as otherwise permitted in the License Agreement.
(e)Bankruptcy; Change of Control: Either Party may terminate this Agreement upon written notice to the other Party upon (i) insolvency of such other Party; (ii) assignment by such other Party for the benefit of creditors; (iii) institution of proceedings by or against such Party in bankruptcy or reorganization; (iv) appointment of a receiver of either Party; or (v) transfer or sale of all or substantially all of such other Party’s business or assets or any change in the ownership of more than fifty percent (50%) of the voting capital stock of such other Party. The Parties acknowledge and agree that in the event either Party commences a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), this Agreement (i) shall be deemed to be an executory contract within the meaning of Section 365 of Bankruptcy Code, (ii) is personal to each of the Parties and an agreement of the type described by Sections 365(c)(1) and 365(e)(2)(A) of the Bankruptcy Code; and (iii) as set forth in Section 9(b) below may not be assumed or assigned.
8.RIGHT OF FIRST OFFER; RIGHT OF FIRST REFUSAL. From and after the
Effective Date and during the Term, in the event Beyond acquires the right to operate any other retail store brand not presently owned or operated by Beyond as of the Effective Date, and (i) Beyond desires that such store brand would be operated on a Neighborhood Format basis, Beyond shall provide Kirkland’s notice of Beyond’s intent to initiate in-store sales under such retail store brand and Kirkland’s shall have the first option, exercisable within sixty (60) days of such notice,

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to become Beyond’s exclusive brick-and-mortar partner for licensed in-store retail locations in a Neighborhood Format on such terms and conditions as the Parties may mutually agree (any such agreement to be on market terms that are negotiated in good faith); and (ii) at any other time, Kirkland’s shall have the right to request to operate such retail store brand within a Neighborhood Format store owned and operated by Kirkland’s, which shall be considered by Beyond in good faith, on such terms and conditions as the Parties may mutually agree (any such agreement to be on market terms that are negotiated in good faith).
9.MISCELLANEOUS PROVISIONS.
(a)Independent Contractor: Neither Party is and shall not represent itself to be a subsidiary, affiliate, legal representative, agent, employee, or partner of the other Party or otherwise connected with the other Party, except as an independent distributor of the Kirkland’s Products and Licensor Products, respectively, and neither Party shall have the authority to assume, create or incur any obligation or liability on behalf of the other Party.
(b)Assignment: This Agreement shall not be assigned by either Party and any assignment or attempted assignment by the other Party in violation of the foregoing shall be void.
(c)Notices: All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance herewith). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only: (a) upon receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section.
Beyond shall send notices to Kirkland’s as follows:

Kirkland’s, Inc.
5310 Maryland Way
Brentwood, Tennessee 37027
Attn: Amy Sullivan, President, Chief Executive Officer
W. Michael Madden, Executive Vice President and Chief Financial Officer With a copy to:
Kirkland’s, Inc.
5310 Maryland Way
Brentwood, Tennessee 37027
Attn: Carter Todd, General Counsel

Kirkland’s shall send notices to Beyond as follows: Beyond, Inc.

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799 W. Coliseum Way Midvale, UT 84047
Attention: E. Glen Nickle, Chief Legal Officer
(d)Governing Law; Forum; Waiver of Jury Trial: This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of law provisions of Delaware, and any action or proceeding arising out of, or related to, this Agreement or the Products, including any action or proceeding related to any Business Issue that remains unresolved following compliance with the dispute resolution mechanism of Section 2(l) with respect to Business Issues, shall only be brought in an appropriate state or federal court in Delaware. The Parties expressly consent to venue in Delaware and to the personal jurisdiction of the Delaware courts. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
(e)Waiver: Failure of either Party to enforce or exercise any of its rights with respect to any provisions hereof against the other Party shall not constitute a waiver thereof nor shall it in any way affect the validity of this Agreement or act as a bar to such Party’s subsequent enforcement or exercise of any right created hereby. The exercise or enforcement by either Party of any of its rights hereunder shall not preclude or prejudice such Party from thereafter exercising the same or any other right which it may have under this Agreement.
(f)Headings; Construction: The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The word “including” shall be read as “including but not limited to” and otherwise shall be considered illustrative and non-limiting. All references to dollars or “$” in this Agreement will be to U.S. dollars. The language used in this Agreement will be construed, in all cases, according to its fair meaning, and not for or against either Party hereto. The Parties acknowledge that each Party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be available in the interpretation of this Agreement.
(g)Successors and Assigns: This Agreement is entered into solely between, and may be enforced only by, the Parties and their successors and permitted assigns, and this Agreement shall not be deemed to create any rights in third parties, including, without limitation, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.
(h)Severability: If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative, or unenforceable, the remainder of this Agreement shall not be affected by such determination, and the remainder of this Agreement shall be given effect as if the invalid, inoperative, or unenforceable provision had not been included in this Agreement.

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(i)Survival: The provisions of Sections 4, 5, 6, 7(d), and 9, and any other provisions in this Agreement or any exhibit hereto that are expressly stated to survive, or by implication are intended to survive, shall survive the expiration or termination of this Agreement for any reason. Termination or expiration of this Agreement shall not relieve either Party of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.
(j)Cumulative Remedies. In the event of such breach or threatened breach, the other Party will be entitled to seek equitable relief. Except as expressly set forth in this Agreement, the right and remedies under this Agreement are cumulative and in addition to any other rights or remedies available at law or in equity or otherwise.
(k)Entire Agreement and Modification: Except as otherwise set forth herein, the Parties agree that this Agreement, including the Exhibits hereto, contains the entire agreement between the Parties and there are no other oral statements, representations, warranties or other agreements between the Parties. This Agreement can only be modified, amended or supplemented in writing signed by authorized representatives of both Parties. In the event of a conflict between the terms and conditions set forth in the body of this Agreement and the terms and conditions set forth in any Exhibit hereto, the terms and conditions set forth in the Exhibit shall govern and control.
(l)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between the Parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by each of Parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
(Signature page follows)

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IN WITNESS WHEREOF the Parties have executed this Agreement on the Effective Date.
KlRKLAND'S
By: /s/ W. Michael Madden
Name: W. Michael Madden
Title: Executive Vice President and
Chief Financial Officer

Address of Principal Place of Business:
5310 Maryland Way
Brentwood Tennessee 37027

BEYOND, INC.
By:

Name:
Title:

Address of Principal Place of Business:
799 Coliseum Way
Midvale, Utah, 84047

[Signature Page to Collaboration Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date.

KlRKLAND'S
By:
Name:
Title:
Address of Principal Place of Business:
5310 Maryland Way
Brentwood Tennessee 37027

BEYOND, INC.

By: /s/ Marcus Lemonis

Name: Marcus Lemonis
Title: Executive Chairman
Address of Principal Place of Business:
799 Coliseum Way
Midvale, Utah, 84047

[Signature Page to Collaboration Agreement]

EXHIBIT A
Collaboration and Joint Marketing
The Parties agree to engage in Marketing Activities during the Term, in a manner permitted by applicable law, and as reasonably agreed in good faith by the Parties following the Effective Date.

EXHIBIT A-1
Data Processing Addendum
This Data Processing Addendum (this “DPA”) forms part of and is incorporated into the Agreement and sets forth each Party’s rights and obligations to the extent Customer Information is disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”). In the event of any conflicts between this DPA and the Agreement, this DPA will govern to the extent of the conflict.

1.DEFINITIONS. For the purposes of this DPA, the following terms shall have the meanings set out below. Capitalized terms used but not defined in this DPA shall have the meanings given in the Agreement. All other terms in this DPA not otherwise defined in the Agreement shall have the corresponding meanings given to them in Privacy Laws.
(a)“Customer Information” means any information that identifies or relates to an identified or identifiable individual, and/or is defined as “personal data,” “personal information,” “personally identifiable information,” or any similar term under any Privacy Law.
(b)“Privacy Laws” means all applicable laws, rules, regulations, and binding guidelines, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security, or processing of Customer Information, including without limitation, the California Consumer Privacy Act, as amended by the California Privacy Rights Act of 2020 (Cal. Civ. Code
§§ 1798.100 - 1798.199) (the “CCPA”).
(c)“Security Incident” means any (i) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other processing of Customer Information, or (ii) occurrence that otherwise constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term with respect to Customer Information under any Privacy Law.
(d)“Sensitive Customer Information” means Customer Information that is defined as “sensitive,” “special category,” or any similar term under any Privacy Laws, including, but not limited to: (i) social security, driver’s license, state identification card, passport number, or other unique identification number; (ii) account log-in, financial account, debit card, or credit card number in combination with any required security or access code, password, or credentials allowing access to an account; (iii) precise geolocation; (iv) racial or ethnic origin, citizenship or immigration status, religious or philosophical beliefs, or union membership; (v) health information, biometric information, genetic information, sex life, or sexual orientation; and (vi) information regarding children under 16.
2.PRIVACY AND CONFIDENTIALITY.
(a)The Disclosing Party represents and warrants that: (i) all Customer Information it discloses to the Receiving Party is collected and is disclosed in compliance with all Privacy Laws, including with respect to any applicable obligations to provide notice to and/or obtain consent from individuals; and (ii) no Customer Information provided to the Receiving Party includes any Sensitive Customer Information.

(b)Receiving Party shall only process Customer Information disclosed to it by Disclosing Party under this DPA for the purposes for which it is disclosed, and at all times in compliance with this DPA and all Privacy Laws, including providing the same level of data protection as required by such Privacy Laws.
(c)Receiving Party shall limit access to Customer Information to authorized personnel who have demonstrated a need to know such Customer Information for the purposes for which it is disclosed and are obligated to maintain the privacy, security, and confidentiality of such Customer Information. Receiving Party shall not disclose any Customer Information to any third party without Disclosing Party’s express written permission, and only where such third party is bound by contractual obligations to maintain the privacy, security, and confidentiality of such Customer Information at least as restrictive as those set forth herein.
(d)Receiving Party shall maintain and periodically review access logs with respect to Customer Information and Disclosing Party may request quarterly reports summarizing access logs from the Receiving Party, including details of any access granted to third-party vendors or external parties.
(e)Receiving Party is prohibited from selling Customer Information or disclosing/processing it for targeted advertising purposes, unless the applicable individual has received explicit notice and is provided an opportunity to exercise the right to opt-out of such selling or disclosure/processing pursuant to Privacy Laws.
(f)Upon being notified by Disclosing Party that an individual has made a request pursuant to their rights under Privacy Laws with respect to Customer Information disclosed to Receiving Party, Receiving Party shall promptly comply with such request and otherwise reasonably assist Disclosing Party in fulfilling its obligations to comply with such request, including by forwarding the request to any other parties to whom Receiving Party has disclosed the Customer Information. Disclosing Party may require Receiving Party to provide reasonable documentation that verifies that Receiving Party no longer retains or uses the Customer Information of individuals who have requested the deletion of their Customer Information (unless an exemption to a deletion request applies), opted out of the selling of their Customer Information, or opted out of the disclosure/processing of their Customer Information for targeted advertising purposes.
3.CALIFORNIA RESIDENT CUSTOMER INFORMATION. This Section 3 shall only apply to the extent Disclosing Party makes available to Receiving Party Customer Information of California residents that is subject to the CCPA, and where such disclosure constitutes a sale or share under the CCPA. For purposes of this Section 3, the terms “sell,” “share,” “consumer,” “business,” and “third party” shall have the corresponding meaning given to them in the CCPA.
(a)The Parties agree that for purposes of the CCPA, Disclosing Party is a business and Receiving Party is a third party, and the disclosure of Customer Information is made for the limited and specific purpose of the Marketing Activities, as outlined in Exhibit A.
(b)Receiving Party shall only use the Customer Information for the specific and limited purpose identified above, comply with applicable obligations under the CCPA and provide the same level of privacy protection as is required of businesses by the CCPA, and notify Disclosing Party without undue delay if Receiving Party makes a determination that it can no longer meet its obligations under the CCPA.
(c)Receiving Party shall grant Disclosing Party the right to (i) take reasonable and appropriate steps to help ensure that Receiving Party uses the Customer Information in a manner consistent with Disclosing Party’s obligations under the CCPA, and (ii) upon reasonable notice, take reasonable and appropriate steps to stop and remediate any unauthorized use of the Customer Information.
4.DATA SECURITY. Receiving Party shall implement and maintain reasonable and appropriate physical, technical, and organizational safeguards to protect Customer Information disclosed to it by Disclosing Party against Security Incidents. Such safeguards shall include, at a minimum: (a) data encryption protocols, both in transit and at rest, as mutually agreed by the Parties and in accordance with industry standards; (b) an incident response plan.
5.SECURITY INCIDENTS. Receiving Party will notify Disclosing Party in writing within 48 hours after Receiving Party becomes aware of a Security Incident, and such notice shall include, at a minimum: (i) a description of the Security Incident, including the types of Customer Information impacted by the Security Incident and other material information reasonably requested by Disclosing Party; and (ii) steps Receiving Party has taken and will take to mitigate the impact of the Security Incident and remediate the causes of the Security Incident. The Parties will reasonably cooperate with one another on additional remediation efforts, including with respect to notifying impacted individuals and authorities.
6.DELETION OF CUSTOMER INFORMATION. At Disclosing Party’s choice and direction, Receiving Party shall delete or return all Customer Information to Disclosing Party as requested upon termination of the Agreement, unless retention of the Customer Information is required by law, in which case, Receiving Party shall notify Disclosing Party without undue delay of such legal requirement and shall upon the expiration of such retention obligation immediately delete or return the Customer Information, at Disclosing Party’s choice and direction. Upon completing the deletion of any Customer Information at the direction of Disclosing Party, Receiving Party shall provide Disclosing Party with written certification of such deletion.
7.INDEMNIFICATION OBLIGATIONS. Each Party (“Indemnifying Party”) shall indemnify, defend, and hold harmless the other Party and its officers, directors, employees, agents, affiliates, successors, and permitted assigns (“Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and costs (collectively, “Losses”), arising out of or resulting from any claim of a third party arising out of or occurring in connection with any breach of this DPA or any Security Incident resulting from the Indemnifying Party’s willful, fraudulent or negligent acts or omissions.

EXHIBIT B-1
Form of Marketplace Agreement
[see attached]

MARKETPLACE AGREEMENT
This Marketplace Agreement ("Agreement") is entered into between Overstock.com Services, Inc. ("OSTKS" "we," or "our") and the person or entity identified at the end of this Agreement ("Seller," "you" or "your"). This Agreement is made effective as of the date you execute this Agreement ("Effective Date").
We reserve the right at any time to change the Marketplace Fee Schedule ("Schedule") or any Policy or Policies, as defined in Section 4 of this Agreement All changes will become effective when published. At a minimum, we will provide a "last updated" date with the applicable Schedule or Policy to indicate the last date on which changes were made. Accordingly, it is your responsibility to review all Schedules and Policies referred to in this Agreement. In the event you do not agree with any changes to Schedules or Policies, you may terminate this Agreement as permitted herein, but certain obligations (as described below) will survive any termination. Your continued use of the services described herein shall constitute your acceptance to all changes.
1.The Marketplace. The Marketplace is an advertising, marketing and sale facilitation service ("Service") offered by OSTKS that allows you to advertise, offer, promote and sell your products ("Products" or "Product") on websites owned or operated by OSTKS or its affiliates or parent entities ("Sites"), or owned or operated by third parties who allow OSTKS or its affiliates or parent entities to sell products through such websites ("Third Party Sites"). You, as the seller, are selling your Products to our customers. OSTKS is not purchasing Products from you and OSTKS does not take title at any time to any of your Products.

2.Registration. In order to use the Service, you must execute this Agreement and provide any additional information that we request. Failure to provide requested information or providing false information may result in OSTKS' termination of this Agreement and any Seller privileges arising from this Agreement.

3.Supplier Oasis. OSTKS provides the Supplier Oasis Portal ("SOP") in conjunction with the Service whereby you can access an online interactive order and inventory management tool which permits you to track inventory and sales. Upon entering into this Agreement, we will grant you access to the SOP at http: //www.supplieroasis.com through the associated application programming interface ("API") or electronic data interchange ("EDI"). You acknowledge that we own all right, title and interest in and to the SOP, including but not limited to all services, reports, software tools, algorithms, software, user interface, ideas, suggestions, design, architecture, tools, network designs, processes, know-how, methodologies, trade secrets and any related intellectual property rights throughout the world. During the term of this Agreement, and so long as you pay the applicable fees, we hereby grant you a worldwide, non-exclusive, non-transferrable, limited and revocable license to access and use the SOP solely for your inventory management and sales tracking purposes. Nothing in this Agreement shall be construed as a conveyance or transfer of ownership or property rights in or to the SOP. The SOP is provided on an "AS IS" and "AS AVAILABLE" basis. We do not warrant that the SOP will be uninterrupted or error-free. We do not warrant the operation, functionality, accuracy, integrity or completeness of the SOP. You expressly assume all risks associated with the SOP. To the fullest extent permissible by law, we expressly disclaim all representations and warranties of any kind, express or implied, related to the SOP, including but not limited to warranties of performance, results, merchantability, fitness for a particular purpose, title, viruses, and non-infringement. Under no circumstances shall we be liable for any damages that result from your use of or inability to use the SOP. The foregoing general disclaimer of warranties and liabilities shall also apply to any links, content, performance and results of any third-party websites or systems, which you acknowledge are not controlled or endorsed by us.

4.Policy or Policies. Seller agrees, represents, and warrants, that at all times it will comply with any and all Policies made available to Seller within the help section of the SOP or otherwise communicated to Seller in writing (email sufficient) ("Policies" or "Policy"). If you list items contrary to our Policies or terms, you will be solely responsible for any and all consequences. You will indemnify and defend us against all Claims, as defined in Section 25 of this Agreement, arising from you listing Products which are not permitted by our Policies or terms.

5.Creating Your Listings. We will facilitate your listings when you provide us with images, text, warranty, disclaimers, warnings, country of origin, product dimensions, product weight, shipping dimensions, shipping weight, photographs, copy, content, descriptions, submissions, video, audio, advertisements and other information concerning your Products ("Seller Content") in the format requested by us. You are solely responsible for the accuracy and legality of the Seller Content. You are required to disclose the country of origin for all Products. You must have third party authorization to submit Seller Content that contains third party images or text. You are not permitted to list Products or upload Seller Content that infringes on another party's intellectual property rights, are counterfeit, unauthorized duplications, inauthentic, not legal for sale, or that may mislead customers in any way. You may be required to provide records confirming the authenticity of your Products or your right to use Seller Content at any time. You are solely responsible to update your Seller Content from time to time to ensure all information remains accurate and legal. We reserve the right, but not the obligation, to edit, optimize, remove and/or block any Seller Content without notice in our sole discretion. We may allow our customers to rate you and/or your Products. We may allow customers to provide feedback and write Product reviews about you and/or your Products, and such feedback, reviews, and other user submitted content shall be our licensed property.
6.Pricing. You are solely responsible for setting the sale price that will be displayed on the Site ("Site Price" or "Site Prices"). You agree to ensure that the Site Price is at least as favorable to OSTKS customers as the most favorable terms upon which your Products are offered or sold through your other sales channels. You are not permitted to set Site Prices in any way that could constitute price gouging under federal, state, or local laws or misleads customers. You may provide MSRPs or reference prices related to your Products for our review. We reserve the right, but not the obligation, to publish any such MSRPs or reference prices. You may not publish MSRPs or reference prices in any title, content, description, or image of your Products.

7.Promotions. You acknowledge and understand that we have the right, but not the obligation, to run periodic promotions, offers, coupons, loyalty rewards or other pricing discounts ("General Promotions") which could affect the Site Price. We will bear the expense of General Promotions unless you have specifically agreed to bear all or some of the marketing expense of the General Promotions. From time-to-time, we may offer you the opportunity for a fee to advertise and promote your Products separate from any of our General Promotions.

8.Cost of Outbound Shipping & Handling. You will include the cost of outbound shipping and handling in the Site Price of your Product listings. You agree that we may charge and retain, in our sole discretion, any amount which we separately identify as shipping and/or handling. In the event that a customer requests expedited shipping, we will reimburse you such expedited shipping in an amount equal to the amount we charged the customer. We do not guarantee that the amount we reimburse will cover the cost of the expedited shipping.

9.Transmission of Order Information. We will transmit customer order information to you on a daily basis for each of your Products sold through the Site.

10.Fees. In exchange for advertising, marketing, processing payment and facilitating the sale of your Products, upon the sale of your Products, you agree to pay us: (a) a percent of the Site Price ("Product Fees") plus (b) any other fees ("Service Fees") set forth in the Marketplace Fee Schedule, which is attached hereto and incorporated herein by reference (collectively, "Fees"). The Marketplace Fee Schedule may be modified by us in accordance with its terms. If you do not agree to the proposed modifications, you may terminate this Agreement in accordance with its terms.

11.Collecting Payment from the Customer. As an accommodation to you, we will collect payment from the customer. You are the seller of record, but you authorize us to act as your agent to process payments, refunds and adjustments.

12.Chargebacks. Upon the receipt of a chargeback (other than as a result of credit card fraud as defined in Section 14), we will deduct the chargeback from your future payments and provide you with notice in your billing report. At your request, so long as you provide us with the information required in this Section within 5 business days of the date we notify you, we will dispute the chargeback for you. We may require information such as: (a) proof of fulfillment, (b) proof of delivery, (c) tracking information, (d) the order transaction number, (e) a description of your Product and (f) any terms provided or specified by you and displayed by us on the Product page at the time of the transaction in question. If you fail to provide us with all information we reasonably request, we will not be obligated to dispute the chargeback with the customer's bank and the chargeback will be deemed final. If the customer's bank accepts the information and reverses the chargeback, we will reverse the deduction. In the event the customer's bank refuses to reverse the chargeback, the chargeback and deduction will be deemed final. In the event we are not holding funds or if you do not have any future payments, and a chargeback is deemed final, you agree to promptly reimburse us for the chargeback amount.

13.Payment. Payments shall be remitted within 2 business days of the 1st and 16th of each month on a net 60 basis from shipment confirmation date. We will remit to you the amount of money we collect from a customer (excluding any shipping or handling charge that we have separately identified), subject to offsets for items such as refunds, chargebacks, indemnities, Fees or any other monies owed by you to us or to Beyond, Inc. ("Net Sales"). If your actions or performance result in Claims, as defined in Section 25 of this Agreement, disputes, violations of our terms or Policies, or other risks to OSTKS, Beyond, Inc. or third parties, we may withhold payment to you for as long as we detrrmine any related risks persist. If

2.2.20240910 MSA 12

we determine that you have or your account has been used to engage in deceptive, fraudulent, or illegal activity we may permanently withhold payment to you. You agree to notify us in writing of any payment discrepancies, errors or disputes within 30 days of the date we pay you. If you fail to notify us in writing of payment discrepancies, errors or disputes within 30 days of the date we pay you, you will be deemed to have waived any right to claim the payment or non-payment was erroneous. If this Agreement expires or is terminated, we will withhold payment from you to cover costs and fees related to returns which may accrue beyond termination for a period not to exceed 90 days.

14.Fraud. We will bear the risk of credit card fraud. Credit card fraud is defined as the use of a credit card that has been stolen or is used without the rightful owner's authorization or consent You will bear all other risk of fraud or loss, or other chargebacks. Despite us having transmitted order details to you, you agree to promptly cancel or stop the delivery of your Product if we ask you to cancel or stop. If you have already tendered your Products to a carrier, you will use commercially reasonable efforts to cancel or stop the delivery. You agree that we may refund, at your expense, any charges for orders which are cancelled or stopped.

15.Seller Identity. You acknowledge that you will be identified as the seller of your Products on the Site. You agree to identify your Product return address and your contact details (including company name, phone number, and/or email address) on the Site and in all pertinent documents provided in connection with the sale of your Products through the Site.

16.Shipment & Fulfillment Obligations. You agree that in connection with the sale of your Products through the Site, you will:

a.Review and retrieve order information at least once each business day.

b.Ship all Products by the end of the immediately succeeding business day immediately following your receipt of the order, unless a longer time is permitted by us. A Product shall only be considered shipped at the point of first scan by the carrier.

c.Package your Products in a commercially reasonable manner in order to prevent damage duringshipping.

d.Properly label each shipment

e.Include an approved order-specific packing slip with each shipment.

f.Remove all unapproved information in your Products and packaging, including but not limited to all third party marketing information or materials not directly from the manufacturer.

g.Include any applicable tax invoices or notices with each shipment.
h.Provide us with order status and valid carrier tracking information within 1 business day after the sale.

i.Not initiate contact with customers, except to respond to an inquiry from a customer, or except as otherwise required by Law, as defined in Section 25 of this Agreement, or to fulfill your obligations under this Agreement.

j.Not market your Products or services directly to the customer, except through the Marketplace.

k.Not market your website or store direct to the customer.

17.Shipping & Fulfillment Errors. You are solely responsible for any non-performance, non-delivery, wrong delivery, theft or mistake ("Fulfillment Error") in connection with the fulfillment of your Products, except in the event the Fulfillment Error is our fault such as us providing customer order or address information different from what the customer provided. In the event that a Product is lost or damaged in transit and is eligible for a claim from the carrier, you are responsible for initiating the claim with the carrier within 24 hours of receiving contact from the customer. You must make a resolution with the customer within 10 business days of filing the claim, however, OSTKS reserves the right to provide a remedy for the customer at any time and at Seller's expense. It is your sole responsibility to complete the claim with the carrier. You are solely responsible for any defect, damage, recalls or any other problem or concern with respect to the Products you sell through the Site.

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2.2.20240910 MSA 12

18.Returns. You agree to provide a clear returns policy in connection with your Products, including any restocking fees or return shipping fees associated with a Product return. You must accept returns from customers pursuant to the terms of your returns policy. All Products will be returned directly from the customer to you at a location that you designate. You will accept, process and notify us of your receipt of a returned item within 3 business days of your receipt of the returned item by accessing the SOP and completing the return. The shipping cost to return a Product to you will be paid by you or the customer, but in no case will it be paid by us. In the event we receive or facilitate the return of your Product to you, we will send such Product to you and deduct the cost of freight from any amount we owe you.
19.Refunds. You authorize us to process all refunds and adjustments for your orders which are cancelled, returned or disputed. Except for sales tax and any separately identified shipping and/or handling charges, for which we will determine the appropriate refund, you will determine, calculate and instruct us as to the amount of all refunds and adjustments or other amounts to be refunded to customers up to tl1e amount the customer paid. You agree that you will not pay refunds or adjustments directly to customers. We will provide refunds and adjustments to the customer as directed by you and you will reimburse us for the amount we refund to the customer at your request We may offset any refund or adjustment against future payment obligations we owe you. In the event this Agreement is terminated or where we do not owe you any payments, you will promptly pay us for any refund or adjustment we make on your behalf within 10 days of the date we transact the refund or adjustment
20.Customer Service. You agree that you are solely responsible for the customer service in relation to the sale of your Products through the Site. You agree that you will post a Product return address, telephone number and/or email address so that customers may ask you questions about your Products and initiate returns. You agree to respond to all customer inquiries within 1 business day of receipt of the inquiry. You will not refer to yourself as "Beyond," "Bed Bath & Beyond," "Overstock," "Overstock.com," "Overstock.com Services" or use any similar reference in your customer service. You must use commercially reasonable efforts to resolve all customer service inquiries within 5 business days. OSTKS reserves the right to remedy customer inquiries from time to time in our sole discretion and as we see fit

21.Customer Escalation. Although customer service is your sole responsibility, we reserve the right to provide any customer with a remedy, refund or adjustment if we determine that you have dealt unfairly with the customer. Examples of dealing unfairly with a customer include, but is not limited to, your failure to resolve a customer's complaint owing to: your failure to timely respond to a customer, the customer not receiving the item described, the item being damaged when the customer received it, you provide substandard customer service, the Product missing parts or components or the Product being returned to you, but you haven't authorized a refund. In the event we provide a customer with a refund, adjustment, or any other remedy, you are responsible for the amount of the refund, adjustment, or other remedy.
22.The Sites. We retain the sole right to determine the content, appearance, design, functionality and all other aspects of the Sites. We may edit, modify, change or alter the Sites at any time without notice to you. We may remove or restrict third party access to your Products in our sole discretion. We may suspend or terminate your ability to list Products on the Sites, remove Product(s), or terminate any Seller privileges arising from this Agreement in our sole discretion at any time without notice.

23.Term & Termination. This Agreement commences on the Effective Date and terminates upon termination as permitted herein or as otherwise provided for in this Agreement. Either party may terminate this Agreement upon 30 days prior written notice.
24.Insurance. Seller shall obtain and maintain, at its own expense, commercial general liability insurance (including products liability and/or umbrella coverage) in the amount ofat least $1,000,000 per occurrence/ $2,000,000 aggregate. Seller shall add Overstock.com Services, Inc. and Beyond, Inc. as additional insureds. Seller shall supply us with certificates evidencing compliance with this obligation. All policies shall provide that coverage may not be decreased or terminated without at least 30 days prior written notice to us.

25.Indemnification. You agree, at your own cost and expense, to indemnify, defend and hold us, our affiliates, subsidiaries, parent companies, employees, officers, directors and agents harmless from and against any and all allegations (even though such allegations may be false, fraudulent or groundless) asserted in any claim, action, lawsuit, investigation or proceeding, whether actual or alleged ("Claim" or "Claims") arising out of or related in any way to:
a.A breach by you of any obligation, representation or warranty set forth in this Agreement.

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2.2.20240910 MSA 12

b.Claims of infringement, misuse, dilution, misappropriation or other violation of any patent, trademark, service mark, trade name, trade dress, copyright, trade secret, domain name, right of publicity or other intellectual property right in any way related to your Products.

c.The death of or injury to a person, damage to any property or any other damage or loss, by whomever suffered, resulting from or claimed to result in whole or in part in any way related to your Products; including, without limitation Claims related to faulty or defective construction, packaging, installation, repair, display, service or design of such Products.

d.The failure of your Products to comply with any express or implied warranties.

e.The Seller Content.

f.The packaging, tagging, labeling, advertising, packing, shipping and/or delivery of your Products.

g.The failure to warn or to provide adequate warnings and/or instructions related to the use, assembly, service or installation of your Products.

h.Your or your Product's manufacturer's violation in the manufacture, possession, use, distribution or sale of your Products contrary to federal, state or local law, regulation, ordinance, administrative order or rule of the United States (including, but not limited to those rules and regulations of the Federal Trade Commission, the U.S. Postal Service, the Consumer Product Safety Commission and the Federal Communications Commission) or any other country in which your Products are produced or delivered ("Law" or "Laws").

i.Your or your Product manufacturer's violation in the manufacture, possession, use, distribution or sale of your Products contrary to any of our Policies.

26.Representations & Warranties. You make the following representations and warranties in connection with this Agreement:

a.You have the right and ability to sell the items you list on the Site.

b.All listings you post are materially accurate, current, complete and not misleading or otherwise deceptive.

c.You understand that failing to fulfill your obligations under any of your listings or this Agreement are legally actionable by us and/or our customers.

d.All of your Products are genuine and authentic as to the brands, materials, and purposes represented, are legal for sale, and are not counterfeit or unauthorized duplications.

e.Unless otherwise specified in the Product's title and copy, your Products are new, first-quality merchandise, are free from all material defects in workmanship and design and are in the original manufacturers' retail packaging.
f.If your Products are refurbished or remanufactured, you will disclose such fact in the Product title and copy and all Products will be free from all material defects in workmanship and design and their appearance and functionality are in like-new condition. Packaging for refurbished Products must specify that such Products have been refurbished.

g.All Products, including the production, sale, packaging, labeling, safety, testing, importation and transportation thereof, and all representations and advertising are in compliance with all applicable Laws and Policies.

27.Publication Rights.

a.You grant us a nonexclusive, royalty free, worldwide license to use, reproduce, sublicense, display, distribute and publish the trademarks, service marks, trade names, trade dress, copyrights and rights of publicity associated with your Products for the purpose of marketing, promoting and facilitating the sale of such Products through any promotional, advertising or distribution channels, including, without limitation print, television, radio and/or Internet.

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2.2.20240910 MSA 12

b.You grant us a perpetual, nonexclusive, royalty free, worldwide, irrevocable right and license to use, reproduce, perform, sublicense, display, distribute, publish, adapt, modify, re-format, create derivative works of, with or without attribution, in and to any and all Seller Content and any other material submitted by you to us (collectively "Materials") which relate in any way to your Products. Notwithstanding an expiration or termination of this Agreement, the licenses described in Section 27(a) and 27(b) continue until Seller affirmatively and specifically notifies OSTKS to discontinue use of the Materials.

28.Confidentiality. During the Term of this Agreement, one party ("Discloser") may disclose to the other party ("Recipient") Confidential Information. "Confidential Information" means all information regarding Discloser that is not generally known to the public. Recipient will treat such Confidential Information as confidential and proprietary both during the term and after the term for the greater of a period of three (3) years or the maximum period permitted by law. Recipient agrees to: (a) not use the Confidential Information for any purpose other than in performing its obligations as set forth in this Agreement; (b) take reasonable precautions to maintain the confidentiality of the Confidential Information; and (c) not disclose or otherwise furnish the Confidential Information to any third party other than Recipient's employees who have a need to know the Confidential Information to perform Recipient's obligations under this Agreement, provided such employees are contractually obligated to Recipient to maintain the confidentiality of Discloser's Confidential Information. Recipient agrees to be responsible for the violation of this clause by its employees and anyone to whom it discloses Discloser's Confidential Information. Upon the termination or expiration of this Agreement, Recipient shall return or destroy all Confidential Information in Recipient's possession.
29.Customer Information. All information (including but not limited to name, address, telephone number, email, purchase history, payment method and browsing history) in any way related to a customer purchasing your Products through the Sites is our Confidential Information.

30.Limitation of Liability. EXCEPT FOR YOUR INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, SPECIAL, PUNITIVE, INDIRECT OR INCIDENTAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY DAMAGES RESULTING FROM THE LOSS OF USE OR PROFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH ACTION IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER LEGAL THEORY, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR YOUR INDEMNIFICATION OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR AN AMOUNT IN EXCESS OF THE AMOUNT OF MONEY PAID BY US TO YOU WITHIN THE 12 MONTH PERIOD PRECEDING THE ARISE OF THE CLAIM.

31.Notices. Any notice or other communication required or permitted herein shall be given in writing and may be delivered in person, by certified or registered mail (postage pre-paid and return receipt requested), by express courier (e.g., Federal Express overnight delivery) or by email to addresses identified when signing up for the Services described herein. Each party has an affirmative duty to keep such contact information current.

32.Assignment You may not assign, transfer or otherwise delegate this Agreement or any of its rights or obligations hereunder without our prior written consent. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

33.Waiver. Except as expressly provided otherwise, any failure or delay by either party to enforce or exercise any right or privilege permitted herein shall not operate as a waiver of any such right or privilege or operate as a waiver of any subsequent exercise of such right or privilege.
34.Modifications & Amendments. This Agreement may only be modified or amended in writing, signed by both parties.

35.Severability. The holding of any provision of this Agreement to be void, invalid or unenforceable shall not affect the validity of any other provision of this Agreement.

36.Survival. The provisions of this Agreement relating to payment of Fees; delivery of Products, confidentiality; warranties; limitation of liability; indemnification; law; severability; and this paragraph shall survive any termination or expiration of this Agreement.

37.Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Utah. The parties agree that any legal action between them arising out of this Agreement shall be commenced and maintained exclusively in the state or federal courts located in Salt Lake City, Utah.

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2.2.20240910 MSA 12

38.Entire Agreement. This Agreement constitutes the complete and entire statement of all terms, conditions and representations of the agreement and understanding between you and us with respect to the subject matter set forth herein.

39.Relationship of the Parties. The relationship between the parties hereunder is not an employment relationship, joint venture or partnership. Neither of us has authority to act on behalf of the other or to bind the other by any promise or representation unless specifically authorized in writing.

40.Tax. We will calculate, collect, and remit any applicable sales taxes that should be assessed, accrued, incurred, collected, paid or remitted in connection with the sale of your Products through the Site ("Sales Taxes"). We will remit all Sales Taxes collected in connection with the sale of your Products through the Site to the proper government agencies. You shall obtain all permits and licenses required under any applicable law, at your own cost and expense, and shall pay and discharge all other applicable taxes and assessments which may be due in connection with your business or the sale of your Products through the Site (collectively, "Other Taxes"). You understand, acknowledge, and agree that we are not providing tax advice to you. You further understand, acknowledge, and agree that we are not making any representation or warranty that your Sales Tax calculation needs will be satisfied or that the calculation of Sales Taxes is accurate. You are solely responsible for any Other Tax liabilities, including, without limitation any penalties or interest, associated with your business or the sale of your Products through the Site. You maintain sole responsibility for the collection, reporting, and paying of Other Taxes applicable to your business. You agree to indemnify, defend and hold us, our directors, officers, employees, agents, parent companies and affiliates harmless from against any and all Claims, liabilities, losses, fines, fees, penalties, interest and costs arising out of or related in any way to Other Taxes imposed or assessed on us which is legally payable by you. You agree that if any governmental authority determines that you are otherwise responsible for the collection and remittance or reporting of Other Taxes (and related penalties and interest) relating to your business, you agree (a) that you shall be solely responsible for payment of such Other Taxes (and all related penalties and interest) and/or reporting of such Other Taxes (if applicable), (b) that we shall have no liability to you or any governmental authority for such Other Taxes or penalties and (c) that you will not seek any reimbursement from us for such Other Taxes (and related penalties and interest).
WHEREFORE, OSTKS and Seller have caused this Agreement to be executed by their authorized representatives identified below.

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2.2.20240910 MSA 12

MARKETPLACE FEE SCHEDULE

2.2.20240910 MSA 12

This Marketplace Fee Schedule is incorporated into the Marketplace Agreement This Marketplace Fee Schedule may be modified by us at any time for any or no reason upon 14 days prior written (including email) notice. If you do not agree to the proposed modifications,you may terminate the Marketplace Agreement in accordance with its terms.

PRODUCT FEES
STORE_ID	STORE_NAME	PERCENT OF SITE PRICE
1	Home & Garden*	24.0%
2	Electronics*	10.0%
4	Jewelry & Watches	22.0%
5	Sports & Toys (Games & Instruments)	17.0%
7	Clothing & Shoes	16.0%
8	Health & Beauty	16.0%
9	Food & Gifts	16.0%
22	Office Supplies	16.0%
33	Luggage & Bags	16.0%
34	Crafts & Sewing	18.0%
35	Baby	18.0%
37	Pet Supplies*	17.0%
42	Emergency Preparedness	16.0%
43	Bedding & Bath*	27.0%
46	Holiday	16.0%
so	Garage & Automotive*	12.0%
51	Books & Movies	16.0%
52	Lighting & Ceiling Fans	24.0%
*If you list Products under Stores marked with an asterisk, the rates may vary. See below.

PRODUCT FEES - EXCEPTIONS TO STORE RATE
DEPT_ID	DEPT_NAME	PERCENT OF SITE PRICE
31	Housewares	16.0%
33	Tools	20.0%
446	Janitorial & Cleaning	14.0%
542	Wheels & Tires	10.0%
545	Tools & Equipment	20.0%
CAT_ID	CAT_NAME	PERCENT OF SITE PRICE
245	Appliances	16.0%
270	Computers	8.0%
272	Computer Accessories	16.0%
706	Kitchen Storage	20.0%
707	Table Linens & Decor	27.0%
718	Power Tools	12.0%
719	Yard Care Tools	16.0%
814	Photo Accessories	16.0%
952	Cordless Power Tools	12.0%
1456	Window Treatments	27.0%
1457	Slipcovers	27.0%
1458	Cookware	20.0%
1459	Cutlery	20.0%
1460	Bakeware	20.0%
1461	Cooking Essentials	20.0%
1462	Dinnerware	20.0%
1463	Flatware	20.0%
1464	Glasses & Barware	20.0%
1465	Serveware	20.0%

2.2.20240910 MSA 12

1555	Hardware & Accessories	16.0%
2165	A/V Accessories	16.0%
2180	Printer Accessories	16.0%
2757	Monitor Accessories	16.0%
2762	MP3 & iPod Accessories	16.0%
2764	Cell Phone Accessories	16.0%
3379	Large Appliances	10.0%
3488	Outdoor Cooking	20.0%
3634	Picnic	20.0%
3645	Bird Food & Treats	10.0%
4505	Food & Treats	10.0%
20262	Desktops	8.0%
20264	Tablets	8.0%
20265	iPad & Tablet Accessories	16.0%
20269	GPS Accessories	16.0%
20279	Smart Watches & Accessories	16.0%
29834	Dog Food & Treats	10.0%
29853	Horse Food & Treats	10.0%
29862	Reptile & Amphibian Food & Dishes	10.0%
SUBCAT_ID	SUBCAT_NAME	PERCENT OF SITE PRICE
133	Laptops	8.0%
2011	Throw Pillows	27.0%
27678	Laptop AC Adapters	8.0%
28194	Gaming Laptops	8.0%
28195	Laptops/ 2-in-ls	8.0%
28196	Notebooks	8.0%
28197	Ultrabooks	8.0%

SERVICE		FEES
Refund Processing Fee (amount we charge you when we refund a customer)		If Seller closes the return within 60 days from the date of shipment, the lesser of $5 or 15% of the aoolicable Product Fee
If Seller closes the return after 60 days from the date of shipment, 100% of the applicable Product Fee
Greater of $25 per billing cycle2
(or)
Supplier Oasis Transaction Fees1		Cost/Order 0-1,000 $0.50
1,001 - 5,000 $0.45
5,001 - 10,000 $0.40
10,001 - 50,000 $0.35
50,001 - 100,000 $0.30
100,001+ $0.25
Marketing Allowance Fee4	0	% of Site Sales
Last Updated 10 September 2024

1 Supplier Oasis Transaction Fees will accrue when Seller is integrated into the Supplier Oasis Portal ("SOP") and receives its first order and will continue until the immediately following January 31st• On each February 1st, the Supplier Oasis Transaction Fees will reset to the applicable cost/order based on the immediately prior calendar year's number of orders.
2 Each month has 2 billing cycles. The 1st billing cycle runs from the 1st through the 15th of the month. The second billing cycle runs from the 16th through the end of the month.
3 An "order" constitutes one or more items that are ordered together, sourced to the same warehouse and shipped to the same address.
4 OSTKS is authorized to deduct the Marketing Allowance Fee from the Site Price, as defined in the applicable Agreement, of each unit of inventory shipped or fulfilled as a marketing allowance fee. This fee will be used by OSTKS in its sole and exclusive discretion for marketing internally and

2.2.20240910 MSA 12

externally in an effort to generate sales across the OSTKS platform. OSTKS' use of this fee is confidential and will not be disclosed due to its proprietary marketing strategies. OSTKS reserves the right to adjust this fee on 30 days' prior written notice to Seller.

2.2.20240910 MSA 12

AMENDMENT TO
MARKETPLACE FEE SCHEDULE

This Amendment to the Marketplace Fee Schedule ("Fee Schedule Amendment") is executed on this26th day of September 2024 ("Amendment Effective Date") between Overstockcom Services, Inc. ("OSTKS") and the seller identified herein ("Seller").
WHEREAS, OSTKS and Seller previously entered into the Marketplace Agreement ("Agreement"); and WHEREAS, the parties desire to modify and amend the Agreement in accordance with this Fee Schedule
Amendment;

NOW THEREFORE, in consideration of the promises and mutual covenants and other terms and conditions contained herein, and intending to be legally bound, the parties agree to modify, amend and supplement the Agreement as follows:

1.The "[CATEGORY /SUBCATEGORY]" line in the Marketplace Fee Schedule under the "PRODUCT FEES" heading is deleted and replaced with the following:

PRODUCT FEES
CATEGORY/SUBCATEGORY	I	PERCENT OF SITE PRICE
ALL CATEGORIES	I	18%

2.All other provisions of the Agreement and the Marketplace Fee Schedule not modified by this Fee Schedule Amendment shall remain in full force and effect
IN WITNESS WHEREOF, OSTKS and Seller have caused this Fee Schedule Amendment to be executed by their duly authorized representatives identified below as of the Amendment Effective Date.

EXHIBIT B-2
Additional BBB E-Commerce Channel Terms

Kirkland’s Product Selection

Kirkland’s shall make available all Kirkland’s Products for online retail sale on the BBB E-Commerce Channel.

Pricing

Kirkland’s shall have sole discretion regarding pricing applicable to end customers for any Kirkland’s Product listed for online retail sale on any BBB E-Commerce Channel.

Purchasing, Forecasting and Seasonal Planning

The Parties shall regularly review the results of the sale of Kirkland’s Products on BBB E- Commerce Channel and collaborate with respect to purchasing, forecasting and seasonal planning.

Joint Marketing

The Parties shall engage in mutual and joint marketing programs intended to increase awareness and traffic to Kirkland’s Products hosted on the BBB E-Commerce Channel in accordance with Section 2(a) of the Agreement.

Fees and Commissions

For Kirkland’s Products sold through BBB E-Commerce Channel, Beyond will receive an eighteen percent (18%) commission on all revenue derived from the sale of Kirkland’s Products sold at retail price which may be further set forth in separate purchase orders or addenda hereto entered into by the Parties from time to time during the Term.

Taxes

Each party agrees to pay, collect, calculate, remit and be responsible for its respective applicable sales, use, valued-added, income, excise, privilege, property transfer, franchise and any other taxes (“Taxes”) arising out of this agreement. Beyond shall be responsible for the collection of all taxes due in respect of online sales of Kirkland’s Products through Beyond E-Commerce Channels, which sales taxes will be remitted by Beyond to the proper taxing authority.

Shipping

The Parties shall work together and collaborate to determine and implement processes for the collection and payment of all shipping charges in connection with the online sales of Kirkland’s Products through Beyond E-Commerce Channels and for shipping of such products to the customer/purchaser consistent with the Master Services Agreement in place between the Parties as of the Effective Date.

EXHIBIT C-1
Terms of Neighborhood Retail Pilot
Store Identification & Conversion Plans
Within 90 days following the date of the Collaboration Agreement (the “Planning Period”), the Parties shall mutually identify up to ten (10) locations at which a Neighborhood Format Bed, Bath & Beyond retail location would be established for five locations and a Neighborhood Format Overstock Outlet and Returns would be established for five retail locations, all as part of a branding, merchandising and operational testing pilot program, which retail location would be operated by Kirkland’s pursuant to the terms of the License Agreement and as otherwise set forth in the Collaboration Agreement. These may include the conversion of current Kirkland’s retail locations or newly identified real estate locations.
During the Planning Period, the Parties will establish store conversion or development plans, which shall be inclusive of signage, advertising and marking plans (including print, mail, e-mail, social media and other customary or alternative channels), fixture and store merchandising selections, point-of-sale equipment and other retail store operating requirements.
Construction and Conversion Costs
Store conversion costs will be borne by Kirkland’s. Kirkland’s will use commercially reasonable efforts to seek landlord contributions to capital conversion costs. Beyond will reasonably cooperate in any landlord discussions, waivers or negotiations necessary to enable the store conversions.
Pilot Term
The “Pilot Term” (i.e., the time period during which the Parties will select and convert stores into Licensed Stores (as defined in the License Agreement)) will continue for the period that is not more than eighteen (18) months following the date of the Collaboration Agreement. The Parties will work in good faith to open at least one pilot Bed, Bath & Beyond Neighborhood Format retail location and at least one pilot “Overstock Outlet and Returns” retail location prior to the date that is 180 days following the date of the Collaboration Agreement.
Licensing Fees
In consideration for the licensed right to operate such Neighborhood Format retail locations, Kirkland’s shall pay the license and royalty fees set forth in the License Agreement attached hereto as Exhibit C-2.
Information Sharing and Reporting

During the Pilot Term Kirkland’s shall actively monitor customer traffic, conversion and other sales metrics and report such metrics to Beyond on a regular reporting basis.
End of Pilot Term and Expansion
If at any time following the Effective Date, the Parties mutually agree upon the success of the pilot program, the Parties may agree to expand the conversion program to additional stores.

EXHIBIT C-2
Form of License Agreement
[see attached]

Execution Version

TRADEMARK LICENSE AGREEMENT
This Trademark License Agreement (this “Agreement”) is entered into as of October 21, 2024 (the “Effective Date”) by and between Beyond, Inc., a Delaware corporation (“Licensor”), and Kirkland’s Inc., a Tennessee corporation (“Licensee”) (each a “Party”, and together, the “Parties”).
WHEREAS, (i) Licensor and Kirkland’s Stores, Inc., a Tennessee corporation and a subsidiary of Licensee (“Borrower”) have entered that certain Term Loan Credit Agreement (the “Beyond Credit Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, Beyond has made term loans to Borrower in the aggregate principal amount of
$17,000,000, and (ii) Licensor and Licensee have entered into that certain Subscription Agreement (the “Subscription Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, Licensee has agreed to issue and Licensor has agreed to subscribe for and purchase up to 4,324,324 shares of common stock of Licensee;
WHEREAS, in connection with and as a condition to the consummation of the transactions contemplated by the Beyond Credit Agreement and the Subscription Agreement (the “Financing Transactions”), concurrently herewith, the Parties have entered into that certain Collaboration Agreement for the purpose of engaging in various collaborative efforts and services regarding their respective business operations (“Collaboration Agreement”), including Licensee’s operation of retail concept stores under Licensor’s Trademarks identified on Schedule A (“Licensed Marks”), as may be modified by the Parties, upon the terms and conditions herein; and
WHEREAS, the Parties have agreed to enter into this Agreement concurrently with the closing of the transactions contemplated by the Beyond Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.DEFINITIONS
As used herein, the following terms shall have the following meanings:
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.
“Annual Period” means each consecutive twelve (12) month period during the term of this Agreement commencing the 1st day of Licensee’s fiscal calendar, as reported in Licensee’s audited financial statements, and ending on the Saturday closest to the 31st day of January, except that the first Annual Period shall commence on the Effective Date and end on January 31, 2026.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Licensor Products” means those products that are sourced by or on behalf of Licensor for retail sale on Licensor’s Bed, Bath & Beyond e-commerce site, overstock.com and such other branded retail channels as further described in the Collaboration Agreement.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.
“Shop-within-a-Shop” means a space within a Licensee-branded brick-and-mortar retail store that is branded with the Licensed Marks and reflects branding elements associated with the Licensed Marks and in which Licensee promotes, features and sells solely Licensor Products. A “Shop-within-a-Shop” may take the form of a pop-up shop, semi-permanent shop-within-a-shop, designated merchandised or branded areas within stores, end-caps or other merchandising and promotional settings, in each case, as mutually agreed to in writing by the Parties.
“Trademark” means all trademarks, brand names, trade dress, logos and other identifiers of source, together with all registrations and applications for registration thereof.
2.LICENSE GRANTS
2.1Neighborhood Format Brick-and-Mortar Stores. Subject to the terms and conditions of this Agreement, including payment of royalties pursuant to Section 6, Licensor hereby grants to Licensee, during the term of this Agreement, a non-exclusive (except as set forth in Section 2.2), non-transferable, non-sublicensable license to operate brick-and-mortar retail stores branded under the Licensed Marks, in each case, in an in-store format ranging from 7,000 to 15,000 sq. ft. per store location, (which shall, for avoidance of doubt, exclude Shop-within-a- Shops) (such format, a “Neighborhood Format”), pursuant to the Collaboration Agreement or otherwise approved in writing by Licensor from time to time (“Licensed Stores”), including the advertising, marketing and promotion of such Licensed Stores; provided that the aesthetics of the Licensed Stores, the assortment of products therein and the concentration of the vendors of such products shall be substantially consistent with the historical practice of Licensor and its Affiliates and its or their predecessors in connection with their operation of retail stores under the Licensed Marks, unless Licensee obtains Licensor’s prior written consent to sell other products, which may be given or withheld in Licensor’s sole and absolute discretion.
2.2Exclusivity. During the term of this Agreement, directly or indirectly, Licensor shall not, and shall not grant a license or right to any Affiliate or third party to, operate any BED BATH & BEYOND or BABY & BEYOND branded brick-and-mortar retail stores in the Neighborhood Format in the United States.
2.3Shop-within-a-Shops. Subject to the terms and conditions of this Agreement, including payment of royalties pursuant to Section 6, Licensor hereby grants to Licensee, during the term of this Agreement, a non-exclusive, non-transferable, non-sublicensable, license to use

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the BED BATH & BEYOND marks and associated branding elements owned by Licensor to create and operate a Shop-within-a-Shop at the locations and in the size and format mutually agreed upon by the Parties in writing from time to time, and to advertise, market and promote such Shop-within- a-Shops; provided that, in each Shop-within-a-Shop, Licensee shall solely promote, feature and sell Licensor Products as mutually agreed upon.
2.4Subsidiaries. The licenses and rights set forth above and other rights set forth herein shall extend to each Licensee Affiliate set forth on Schedule B, but only for so long as they remain Affiliates of Licensee. Licensee shall be responsible for each such Licensee Affiliate’s compliance with the terms of this Agreement.
2.5New Trademarks. Schedule A may be updated by the Parties from time to time upon the Parties’ mutual written agreement to reflect (i) a Trademark that uses, incorporates or modifies a Licensed Mark, and (ii) a Trademark acquired by Licensor and under which Licensee has the right to sell Licensed Products pursuant to Section 8 of the Collaboration Agreement.
3.OWNERSHIP AND USE RESTRICTIONS
3.1Ownership, Goodwill and Reservation of Rights. Any rights not expressly granted in this Agreement are expressly reserved for Licensor. Licensor reserves all rights to the Licensed Marks except as specifically granted herein to Licensee and Licensor may exercise such rights at any time. Any and all goodwill arising from Licensee’s and its sublicensees’ use of the Licensed Marks shall inure solely to the benefit of Licensor. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Licensed Marks other than the right to use the Licensed Marks in accordance with this Agreement. Licensee is only licensed to use the Licensed Marks, and not any variations, adaptations, translations, abbreviations, localizations or derivatives thereof without the prior written consent of Licensor.
3.2No Inconsistent Action. Licensee shall not take any action or fail to take any action that would reasonably be expected, in any material respect, to impair or reduce the value or strength of any Licensed Mark, the reputation of Licensor or any of its Affiliates, or the goodwill associated with or symbolized by any Licensed Mark.
3.3Restrictions. Licensee acknowledges the validity and Licensor’s sole and exclusive ownership of the Licensed Marks, and shall not, directly or indirectly, (a) assert any claim of ownership or right in the Licensed Marks, other than the rights expressly granted pursuant to the license hereunder, (b) interfere with, oppose, cancel or otherwise challenge Licensor’s or its Affiliates’ registrations or applications for registration of the Licensed Marks (including domain name registrations), (c) apply for, or participate with or cause any other entity to apply for, the registration of any Licensed Marks or any logo, symbol, trademark, service mark, company or corporate name, product name, domain name or commercial slogan that comprises or is confusingly similar to any of the Licensed Marks, or (d) challenge the ownership or use of the Licensed Marks by Licensor or its Affiliates or its or their licensees. For avoidance of doubt, except in connection with advertising and promotional campaigns using the Licensed Marks to promote the Licensor Products in the Neighborhood Format or Shop-within-a-Shops locations as approved by the Review Committee on a case-by-case basis, Licensee shall not have the right to use the Licensed Marks in any domain name or on or in connection with any online, mobile or other

3

electronic stores or social media accounts. Any violation of the foregoing shall be deemed a material and uncurable default hereunder.
3.4Confusing Use. Licensee shall not use the Licensed Marks in any manner likely to cause confusion or doubt in the mind of the public as to the ownership and control thereof or in any manner that does not make clear that the Licensed Marks are owned and controlled exclusively by Licensor. In addition, except to the extent approved in writing by Licensor, Licensee shall not use or co-mingle with the Licensed Marks any other trademarks, characters or properties, whether owned by Licensee or another, so as to suggest that such other trademarks, etc. may have been created or may be owned, controlled, licensed or approved by Licensor or that they are in any way related to the Licensed Marks or Licensor.
3.5Customer Complaints. Licensee shall, in connection with its duty to use the Licensed Marks so as to promote the continuing goodwill thereof, give immediate attention and take necessary action to satisfy all legitimate customer complaints brought against Licensee in connection with the Licensed Stores or Shop-within-a-Shops or products or services provided therein. Licensee shall give Licensor notice within five (5) days of receipt of all complaints that might reasonably be expected to affect the good standing of the Licensed Marks or the reputation of Licensor and also of all complaints that might reasonably be expected to result in legal action between Licensor and any third party, and cooperate with Licensor upon request to achieve as good a reputation and press for the Licensed Marks as possible.
4.REGISTRATION, INFRINGEMENT AND ENFORCEMENT
4.1Registration. Licensor shall, in its reasonable discretion, prosecute and maintain the applications and registrations for the Licensed Marks during the term of this Agreement at Licensor’s sole cost and expense. Licensor may, in its discretion, seek to apply for the registration of New Trademarks in any jurisdiction. Licensee shall not seek to apply for the registration of the Licensed Marks or any New Trademarks.
4.2Infringement; Enforcement. Licensee shall promptly inform Licensor in writing of any infringement, dilution, or other violation of a Licensed Mark of which Licensee becomes aware and shall reasonably cooperate with Licensor, at Licensor’s reasonable expense, in the protection and defense of the Licensed Marks. Licensor shall, in its reasonable discretion, defend and enforce the Licensed Marks. For avoidance of doubt, Licensor shall have the sole and exclusive right, but not the obligation, to defend and enforce the Licensed Marks.
5.QUALITY CONTROL
5.1Branding Guidelines. The Review Committee (as defined in the Collaboration Agreement) shall manage all matters that require the Parties’ cooperation or consultation with each other under this Agreement. Licensee shall use the Licensed Marks in accordance with (a) the specifications set forth on Schedule A and (b) in a manner that is consistent with the branding guidelines provided by Licensor to Licensee in writing from time to time (the “Branding Guidelines”). Licensor agrees to consider in good faith any revisions to the Branding Guidelines that are proposed by the Review Committee; however, Licensor shall have the right to accept or reject any such proposals in its sole discretion. Licensee shall obtain Licensor’s prior written approval or approval of the Review Committee for all advertising, marketing and promotional

4

materials bearing the Licensed Marks, which approval shall not be unreasonably withheld, conditioned or delayed.
5.2Quality Standards. The quality of the goods and services sold, provided or otherwise commercialized by Licensee in the Licensed Stores and Shop-within-a-Shops will be of the same or higher quality as the goods and services sold, provided, or otherwise commercialized by Licensor and its Affiliates and its or their predecessors in connection with the Licensed Marks at its or their brick-and-mortar stores historically, and at least of a quality so as to maintain the value, reputation and goodwill of Licensor, its Affiliates and the Licensed Marks. Licensee agrees to undertake any actions that Licensor may reasonably request to assist Licensor in inspecting and monitoring the quality of the goods and services offered in the Licensed Stores and Shop-within- a-Shops and the use of the Licensed Marks in connection with such goods and services.
5.3Compliance with Law. Licensee shall only use the Licensed Marks in compliance with applicable laws, and shall comply with all applicable laws and obtain all appropriate governmental approvals pertaining to (a) the operation of Licensee’s business, (b) the sale, provision, or other commercialization of goods and services in the Licensed Stores and Shop- within-a-Shops, and (c) any other activities conducted by Licensee in association with the Licensed Marks.
5.4Notices and Legends. In all uses of the Licensed Marks, Licensee shall include all notices and legends with respect to the Licensed Marks as reasonably requested by Licensor, and, to the extent practical, shall place the symbols “®”, “™” or “℠”, as applicable, or other designations legally required or useful for enforcement of trademark or service mark rights, next to the Licensed Marks consistent with the same manner in which Licensor and its Affiliates use such symbols or other designations.
6.FEES AND PAYMENT
6.1Royalties. Licensee shall pay to Licensor a royalty of three percent (3%) on all Net Sales of products and services sold through the Licensed Stores and Shop-within-a-Shops (inclusive of buy-online-pay-in-store (BOPIS) amounts generated from Licensor e-commerce websites), which shall increase to five percent (5%) upon any expiration or termination of the Collaboration Agreement, less the amount of Guaranteed Minimum Royalty paid with respect to such period (the “Sales Royalty”).
6.2Guaranteed Minimum Royalty. Commencing upon the opening of the first licensed Neighborhood Format location, Licensee shall pay to Licensor a “Guaranteed Minimum Royalty” of Sales Royalties, in the aggregate, equal to (a) two-hundred thousand dollars ($200,000) over the first twenty-four (24) months of the term of this Agreement (payable in monthly installments) and (b) three-hundred thousand dollars ($300,000) per Annual Period (twenty-five thousand dollars ($25,000) payable per month) thereafter, pro-rated for any partial Annual Period.
6.3Net Sales. As used herein, “Net Sales” means mean the gross sales (the gross invoice amount billed customers) of products and services (including sales of warranty policies, insurance and other similar products and services) based on the invoiced price to such customers by or on behalf of Licensee, less only the following actual and allowable deductions: (a) returns (or destruction in place) that Licensee actually authorizes and, for returns, Licensee actually

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receives, (b) allowances (defined as credits to a customer after delivery, including credits for returns, promotions and markdowns), (c) trade discounts (defined as reductions in the list wholesale selling price that are customary in the trade) that Licensee actually grants in writing prior to delivery, and (d) sales tax (but only to the extent the same appear separately on Licensee’s invoice), provided that “Net Sales” shall include any products shipped to a customer in exchange for returned products. No deduction shall be made for any other discounts, uncollected accounts, commissions, levies, duties, or for the cost of any expenses, direct or indirect, incurred in operating or selling products or services through the Licensed Stores and Shop-within-a-Shops. “Net Sales” also includes insurance proceeds received by Licensee in respect of products and services sold through the Licensed Stores and Shop-within-a-Shops, but only to the extent that such insurance proceeds paid with respect to any such products exceed Licensee’s cost incurred for such products and services. In all events, the total of any and all deductions taken by Licensee pursuant to this Section in calculating “Net Sales” shall not exceed the actual amount of all allowable deductions or six percent (6%) of the total amount of gross sales, whichever amount is less, during any Annual Period.
6.4Payment. The Guaranteed Minimum Royalty for each month during an Annual Period shall be paid within thirty (30) days after the end of such month during the term of this Agreement (or portion thereof in the event of prior termination for any reason). The Sales Royalty hereunder shall be accounted for and paid monthly within thirty (30) days after the close of each month during the term of this Agreement (or portion thereof in the event of prior termination for any reason). The Sales Royalty payable for each month shall be computed on the basis of Net Sales during such month, and shall be reduced by the amount of the Guaranteed Minimum Royalty paid for such month. All payments to Licensor under this Agreement shall be paid in U.S. Dollars, by wire transfer in accordance with the wire instructions provided by Licensor. Wire transfer fees as well as all other bank fees related to any payments required of Licensee under this Agreement shall be the sole expense of Licensee, so that Licensor shall receive the full amount of all payments without reduction.
6.5Taxes. All payments made by the Licensee under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, turnover, sales, value added stamp or other taxes, government withholding tax, levies, imposts, duties, charges, fees, deductions or withholdings (individually or collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any tax or other governmental authority. In the event that any Taxes are now or hereafter required to be imposed, levied, collected, withheld, paid and/or assessed under applicable law from, or in respect of, any amount otherwise payable to the Licensor hereunder, then (x) the Licensee shall pay over to the relevant governmental authority the amount of such Taxes required to be paid by it under applicable law,
(y) the Licensee shall deliver to the Licensor as soon as practicable after the Licensee’s payment of such Taxes a certified copy of a receipt issued by the relevant governmental authority evidencing such payment or such other evidence of such payment reasonably satisfactory to the Licensor, and (z) the amount so payable by the Licensee to the Licensor shall be increased and grossed-up to the extent necessary to yield to the Licensor the amount specified in the Agreement as being payable to the Licensor had such Taxes not been imposed, levied, collected, withheld, paid and/or assessed (including with respect to any increased and gross-up amounts). To the extent any such Taxes are paid or payable by the Licensor, a certificate delivered to the Licensee by the Licensor as to the amount of such Taxes shall be conclusive absent manifest error and the Licensee

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shall pay to the Licensor the required grossed-up amount within 10 days after the Licensor’s deliver of such certificate.
6.6Late Payments. Licensee shall pay interest on any amounts owed but not paid by the applicable due date at a rate equivalent to the applicable Prime Rate (as defined in the Collaboration Agreement) per annum from the date such payment was due (but not more than the maximum rate of interest which legally can be paid).
6.7Sales Statement.
(a)Licensee shall deliver to Licensor at the time each Sales Royalty payment is due, a statement signed by a duly authorized officer of Licensee and certified by him or her as accurate indicating per Licensed Store and Shop-within-a-Shop: (a) by product category, by style number, by customer and in the aggregate, the number and aggregate invoice price of all products and services sold through the Licensed Stores and Shop-within-a-Shops during the period covered by such Sales Royalty payment and the amount of discounts, allowances, returns and any other deductions from gross sales, (b) a separate list of all SKUs of Licensor Products actually sold during the reporting period, (c) the amount of any insurance proceeds received by Licensee in respect of products and services during said period, and setting forth a computation of the amount of Sales Royalty payable hereunder for said period (“Sales Statement”). The reporting period for each Sales Statement shall be the prior calendar month, and the format of the Sales Statement shall be mutually agreed upon by the Parties. Such statement shall be furnished to Licensor whether or not any products or services have been purchased during the reporting period for which such statement is due. A copy of the foregoing reports shall be sent to Licensor in Excel format.
(b)In addition to the Sales Statement for the final calendar month of each Annual Period, Licensee shall deliver to Licensor, not later than sixty (60) days after the close of each Annual Period (or portion thereof in the event of prior termination for any reason), a statement signed and certified by its chief executive or financial officer relating to said entire Annual Period, setting forth the same information required to be submitted by Licensee in accordance with Section 6.7(a).
7.BOOKS AND RECORDS; AUDITS.
(a)Licensee shall prepare and maintain, in such manner as will allow its accountants to audit same in accordance with generally accepted accounting principles, separate, complete and accurate books of account and records (specifically including the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this Agreement. Licensor and its duly authorized representatives, may, during regular business hours at times agreed upon by the Parties and with at least thirty (30) days prior written notice, for the duration of this Agreement and for three (3) years thereafter, audit said books of account and records and examine all other documents and material in the possession or under the control of Licensee as necessary to verify Licensee’s compliance with its obligations under this Agreement; and Licensor shall have free and full access thereto for said purposes and for the purpose of making abstracts therefrom and copies thereof. All copies and information accessed, produced or obtained in connection with such audit is the Confidential Information of Licensee and shall be protected as such under Section 4 of the Collaboration Agreement. Any such audit commenced within such period may continue through completion in the ordinary course; provided,

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that such audit is conducted in a manner designed to minimize disruption to Licensee’s business. All such books of account, records and documents, including computer records, shall be kept available by Licensee for at least three (3) years (or such longer period as required by law) after the end of the term of this Agreement and through the completion of any audit commenced prior to the end of such period.
(b)If any examination or audit discloses that the payments required to be made under this Agreement exceeded the payments actually made (each a “Shortfall”), Licensee shall pay the Shortfall together with interest on the Shortfall at a rate equivalent to the applicable Prime Rate (as defined in the Collaboration Agreement) per annum from the date such payment was due (but not more than the maximum rate of interest which legally can be paid). In addition, if any examination or audit discloses that the Shortfall exceeds four percent (4%) for any calendar month, Licensee shall also pay the cost of such examination or audit in addition to the Shortfall and interest. All payments due pursuant to this Section 7(b) shall be made within fifteen (15) days after Licensee receives notice thereof.
8.TERM AND TERMINATION
8.1Term. The term of this Agreement will commence on the Effective Date and, subject to earlier termination under Section 8.2, will continue until the later of (a) the expiration or termination of the Collaboration Agreement, or (b) the expiration of the then-existing term or initial term (not to exceed five (5) years), as applicable, of the lease(s) for all Licensed Stores.
8.2Termination for Breach. Without limiting any of Licensor’s other remedies at law or in equity, Licensor may terminate this Agreement:
(a)on seven (7) Business Days’ prior written notice (such notice effective upon expiration of the seven (7) Business Day notice period) if Licensee fails to (i) furnish the Sales Royalty when due and/or Sales Statements required hereunder, or (ii) pay any other undisputed amounts due or invoiced hereunder, such notice of termination shall become effective unless, within such seven (7) Business Day period, Licensee shall completely remedy the breach and furnish the required payments and/or report;
(b)on thirty (30) days’ prior written notice (such termination effective upon expiration of the thirty (30) day notice period) for any other material breach of this Agreement by Licensee, in the event that Licensee fails to cure such breach within such thirty (30) day period; or
(c)if, in Licensor’s reasonable opinion, Licensee’s ability to perform under this Agreement is or will be impaired due to Licensee’s financial inability to comply with its anticipated obligations under this Agreement; a petition in bankruptcy is filed by or against Licensee; Licensee is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law; Licensee discontinues its business; or a receiver is appointed for Licensee or Licensee’s business and such receiver is not discharged within thirty (30) days.
8.3Bankruptcy.

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(a)No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee’s assets or business may continue this Agreement or exploit or in any way use the Licensed Marks if Licensor terminates this Agreement pursuant to Section 8.2(c).
(b)In the event of a Licensee bankruptcy proceeding, the Parties acknowledge and agree that: (i) this Agreement is an executory contract within the meaning of Section 365 of Bankruptcy Code; and (ii) as set forth in Section 14.2 below, Licensor, in its interest to safeguard its valuable interests (including, without limitation, the Licensed Marks), has relied on the particular identity, skill and knowledge of the Licensee and, as a result, this Agreement: (A) is personal in nature to the Licensee; (B) is an agreement of the type described by Sections 365(c)(1) and 365(e)(2)(A) of the Bankruptcy Code; and (C) may not be assumed or assigned.
8.4Effect of Termination. Within ten (10) days after the expiration or any termination hereof, Licensee shall pay to Licensor any Guaranteed Minimum Royalty installments and Sales Royalty then owed to it pursuant to this Agreement. Upon expiration or termination of this Agreement, the licenses granted by this Agreement shall immediately and automatically terminate, and Licensee shall cease and desist from all use of the Licensed Marks. Notwithstanding the foregoing, if Licensee is not in breach of this Agreement as of the date of termination or expiration, upon request from Licensee, Licensor will grant Licensee an additional six (6) month period to transition off the use of the Licensed Marks (the “Transition Period”), provided that Licensor determines, in its reasonable discretion, that there is no material risk of Licensee failing to pay the Sales Royalty for the Transition Period. This Agreement shall remain in effect during any such Transition Period (including Licensee’s obligation to pay royalties pursuant to Section 6). The following provisions shall survive termination or expiration of this Agreement (or the Transition Period, if applicable): Sections 1, 3, 7 (for the time period set forth therein), 8.3, 8.4, 9, 10, 11, 12, 13 (for the time period set forth therein) and 14.
9.REPRESENTATIONS AND WARRANTIES
Each Party represents and warrants to the other Party that: (a) it has the full right, power, and authority to enter into this Agreement, to grant the rights and licenses granted hereunder, and to perform its obligations hereunder; and (b) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.
10.DISCLAIMER OF WARRANTIES
LICENSEE ACKNOWLEDGES AND AGREES THAT THE LICENSED MARKS ARE LICENSED “AS IS”, WITHOUT WARRANTY OF ANY KIND, AND THAT LICENSOR DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE LICENSED MARKS, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING ANY IMPLIED WARRANTY OF NONINFRINGEMENT, SUFFICIENCY, QUALITY, USEFULNESS, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE).

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11.INDEMNIFICATION
11.1Indemnification by Licensor. Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates and its and their respective officers, directors, equityholders, employees and agents (“Licensee Indemnitees”) from and against any and all damages, losses, liabilities, costs, expenses and other payments (“Losses”) resulting from a demand, claim, lawsuit, or action asserted by any third Person against any of the Licensee Indemnitees to the extent such Losses arise out of or are in connection with allegations that Licensee’s use of a Licensed Mark in compliance with this Agreement infringes, dilutes or otherwise violates the intellectual property rights of a third Person.
11.2Indemnification by Licensee. Licensee shall indemnify, defend and hold harmless Licensor and its Affiliates and its and their respective officers, directors, equityholders, employees and agents (“Licensor Indemnitees”) from and against any and all Losses resulting from a demand, claim, lawsuit, or action asserted by any third Person against any of the Licensor Indemnitees to the extent such Losses arise out of or are in connection with (a) Licensee’s operation of the Licensed Stores or Shop-within-a-Shops, including the sale, distribution and other commercialization of products and services through the Licensed Stores or Shop-within-a-Shops, with the exception of claims for which Licensor is required to indemnify the Licensee Indemnitees pursuant to Section 11.1, or (b) Licensee’s breach of this Agreement.
11.3Indemnity Procedures. If any claim or action is asserted against any Licensee Indemnitee or Licensor Indemnitee (each, an “Indemnified Party”) that would entitle such Indemnified Party to indemnification pursuant to this Section 11 (a “Proceeding”), the Indemnified Party will give prompt written notice thereof to the other party (the “Indemnifying Party”); provided, however, that the failure of any Indemnified Party to give timely notice hereunder will not affect its rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. The Indemnifying Party may elect to direct the defense or settlement of any such Proceeding by giving written notice to the Indemnified Party, which election will be effective immediately upon receipt by the Indemnified Party of such written notice of election. The Indemnifying Party will have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such Proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnifying Party deems it advisable to do so, all at the expense of the Indemnifying Party; provided that the Indemnifying Party will not settle, or consent to any entry of judgment in, any Proceeding without obtaining either: (a) an unconditional release of the Indemnified Party from all liability with respect to all claims underlying such Proceeding; or (b) the prior written consent of the Indemnified Party. An Indemnified Party will not settle, or consent to any entry of judgment, in any Proceeding without obtaining the prior written consent of the Indemnifying Party. Each Indemnifying Party and Indemnified Party will fully cooperate with each other in any such Proceeding and will make available to each other any books or records useful for the defense of any such Proceeding.
12.LIMITATION OF LIABILITY
WITH THE EXCEPTION OF LICENSOR’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 11 AND LIABILITY ARISING FROM LICENSOR’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, TO THE MAXIMUM EXTENT PERMITTED

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BY LAW, LICENSOR SHALL NOT BE LIABLE UNDER THIS AGREEMENT TO LICENSEE OR ANY OTHER PERSON FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER LICENSOR OR ANY RELATED ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.
13.INSURANCE
Simultaneously with the execution of this Agreement, Licensee shall promptly obtain and maintain in full force and effect at all times during the term of this Agreement and for at least three
(3) years thereafter, at its own cost and expense, commercial general liability insurance on a per occurrence form, including broad form coverage for contractual liability, property damage, products liability and personal injury liability (including bodily injury and death), waiving subrogation, all which is satisfactory to Licensor, in the amount of $5,000,000 of primary and umbrella coverage from one or more insurance companies, each with a Best’s rating of “A” or better, and qualified to transact business in the territories where the Licensed Stores and Shop- within-a-Shops are located. Licensee also agrees to maintain in full force and effect at all times while this Agreement is in effect such Worker’s Compensation Insurance as is required by applicable law and Employer’s Liability Insurance with coverage as is customary for similarly situated companies. All insurance shall be primary and not contributory. All of said insurance shall: (a) provide for coverage resulting from claims reported after the policy period; (b) name Licensor as an additional insured; and (c) provide for at least thirty (30) days’ prior written notice to Licensor of any cancellation, modification, surrender, or any other action that would affect Licensor’s status or benefits thereunder. During the term of this Agreement, Licensee shall promptly furnish or cause to be furnished to Licensor evidence, in form and substance satisfactory to Licensor, of the maintenance and renewal of the insurance required herein, including copies of policies with applicable riders and endorsements, certificates of insurance, and continuing certificates of insurance. Contemporaneously with the execution and delivery of this Agreement, evidence of the full force and effect of the insurance required herein shall be delivered to Licensor. In all events, Licensor shall under no circumstances operate any Licensed Stores or Shop-within- a-Shops at any time or times when Licensee knows or should know that the insurance required herein has not been acquired, has been cancelled or for any other reason is not in full force and effect. Nothing contained in this Section 13 shall be deemed to limit in any way the indemnification provisions of Section 11.
14.MISCELLANEOUS
14.1Independent Contractor. Neither Party is and shall not represent itself to be a subsidiary, affiliate, legal representative, agent, employee, or partner of the other Party or otherwise connected with the other Party, except Licensee as an independent distributor of the

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Licensor Products in Shop-within-a-Shops, and neither Party shall have the authority to assume, create or incur any obligation or liability on behalf of the other Party.
14.2Assignment. Nothing herein shall restrict Licensor from assigning or transferring any Licensed Marks to any Person; provided that any such transfer shall have no effect on the license granted to Licensee hereunder, and the Licensed Marks shall remain subject to this Agreement. This Agreement is personal to Licensee, and neither this Agreement nor any of the rights of Licensee hereunder shall be sold, transferred or assigned by Licensee by operation of law or otherwise, without the prior written consent of the Licensor. Any assignment, transfer, hypothecation, pledge or encumbrance of this Agreement by Licensee in violation of the foregoing shall be void from the beginning and constitute a material breach of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors (whether by contract, operation of law or otherwise) and permitted assigns.
14.3Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance herewith). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only: (a) upon receipt by the receiving Party; and (b) if the Party giving the Notice has complied with the requirements of this Section.
Licensor shall send notices to Licensee as follows:

Kirkland’s, Inc. 5310 Maryland Way
Brentwood, Tennessee 37027
Attn: Amy Sullivan, President, Chief Executive Officer
W. Michael Madden, Executive Vice President and Chief Financial Officer With a copy to:
Kirkland’s, Inc. 5310 Maryland Way
Brentwood, Tennessee 37027
Attn: Carter Todd, General Counsel
Licensee shall send notices to Licensor as follows: Beyond, Inc.
799 W. Coliseum Way Midvale, UT 84047
Attention: E. Glen Nickle, Chief Legal Officer

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14.4Governing Law; Forum; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of law provisions of Delaware, and any action or proceeding arising out of, or related to, this Agreement, shall only be brought in an appropriate state or federal court in Delaware. The Parties expressly consent to venue in Delaware and to the personal jurisdiction of the Delaware courts. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
14.5Waiver. Failure of either Party to enforce or exercise any of its rights with respect to any provisions hereof against the other Party shall not constitute a waiver thereof nor shall it in any way affect the validity of this Agreement or act as a bar to such Party’s subsequent enforcement or exercise of any right created hereby. The exercise or enforcement by either Party of any of its rights hereunder shall not preclude or prejudice such Party from thereafter exercising the same or any other right which it may have under this Agreement.
14.6Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the context requires. The word “including” shall be read as “including but not limited to” and otherwise shall be considered illustrative and non-limiting. All references to dollars or “$” in this Agreement will be to U.S. dollars. The language used in this Agreement will be construed, in all cases, according to its fair meaning, and not for or against either Party hereto. The Parties acknowledge that each Party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be available in the interpretation of this Agreement.
14.7Successors and Assigns. This Agreement is entered into solely between, and may be enforced only by, the Parties and their permitted successors and assigns, and except as expressly set forth herein, this Agreement shall not be deemed to create any rights in third parties, including, without limitation, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.
14.8Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative, or unenforceable, the remainder of this Agreement shall not be affected by such determination, and the remainder of this Agreement shall be given effect as if the invalid, inoperative, or unenforceable provision had not been included in this Agreement.
14.9Equitable Relief; Cumulative Remedies. Licensee acknowledges that a breach of this Agreement by Licensee may cause Licensor irreparable damages, for which an award of damages would not be adequate compensation. In the event of such breach or threatened breach, Licensor will be entitled to seek equitable relief against Licensee without the obligation to post a bond or other security. Except as expressly set forth in this Agreement, the right and remedies

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under this Agreement are cumulative and in addition to any other rights or remedies available at law or in equity or otherwise.
14.10Entire Agreement and Modification. Except as otherwise set forth herein, the Parties agree that this Agreement contains the entire agreement between the Parties and there are no other oral statements, representations, warranties or other agreements between the Parties. This Agreement can only be modified, amended or supplemented in writing signed by authorized representatives of both Parties.
14.11Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract between the Parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by each of Parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the Effective Date.

LICENSOR:
BEYOND, INC.

By:     Name:
Title:

LICENSEE:
KIRKLAND’S, INC.

By:     Name: W. Michael Madden
Title: Executive Vice President and Chief Financial Officer

SCHEDULE A
Licensed Marks*

Trademarks	Registration/Serial Nos.
Overstock.com	2939764
Baby and Beyond	98373503
Overstock.com Your Online Outlet	3069011

98452509

*Licensee acknowledges and agrees (i) that Licensee’s rights are limited to the Licensed Marks above and (ii) that Licensee shall only use the Licensed Marks in the exact form as listed above (including any logos and/or artwork files provided by Licensor, if any), unless otherwise approved in writing by Licensor. Licensee further acknowledges and agrees that this Agreement does not grant, and Licensee shall not have, any rights with respect to any other trademark, label, logo, or the like, owned or used by Licensor, all of which are expressly reserved to Licensor.

SCHEDULE B
Licensee Affiliates

1.Kirkland’s DC, Inc., a Tennessee corporation
2.Kirkland’s Stores, Inc., a Tennessee corporation
3.Kirkland’s Texas, LLC, a Tennessee limited liability company

EXHIBIT D
Form of Overstock.com First Cost Supplier Agreement
[see attached]

FIRST COST SUPPLIER AGREEMENT

This First Cost Supplier Agreement (the "Agreement") is entered into as of September 26, 2024 ("Effective Date") between Beyond, Inc. ("Beyond") and the supplier identified herein ("Supplier"). This Agreement establishes the terms and conditions for the sale of Supplier's products ("Products") on websites owned or operated by Beyond ("Sites") or owned or operated by third parties who permit Beyond to sell products through such websites ("Third Party Sites"). Beyond and Supplier may be referred to individually as a "Party" and collectively as "Parties."

1.BEYOND'S RESPONSIBILITIES.

a.Establish the price at which the Products will be sold through the Sites and/or the Third Party Sites ("Site Price").

b.Advertise, display, promote and sell the Products through the Sites and Third Party Sites. Beyond reserves the right to: not list Products on, remove Products from, or suspend or terminate Supplier's ability to list Products on the Sites and Third Party Sites in Beyond's sole discretion at any time without notice. Beyond reserves the right, but not the obligation, to edit, optimize, remove and/or block any Supplier Content, as defined in Section 2(b) of this Agreement, without notice in Beyond's sole discretion.

c.Respond to customer inquiries and complaints.

d.Pay Supplier the negotiated wholesale cost ("First Cost") per Product.

e.Remit payments within 2 business days of the 1st and 16th of each month for Products sold, subject to offsets. Payments shall be made net 37 from shipment confirmation date. Beyond's monetary obligations to Supplier shall be net of all indemnity or other offsets. If this Agreement expires or is terminated, Beyond will withhold payment from Supplier to cover costs and fees related to returns which may accrue beyond termination for a period not to exceed 90 days. If Supplier's actions or performance result in Claims, as defined in Section 7(a) of this Agreement, disputes, violations of Beyond's terms or Policies, as defined in Section 2(j) of this Agreement, or other risks to Beyond or third parties, Beyond may withhold payment to Supplierfor as long as Beyond determines any related risks persist. If Beyond determines Supplier or Supplier's account has been used to engage in deceptive, fraudulent, or illegal activity, Beyond may permanently withhold payment to Supplier.
2.SUPPLIER'S RESPONSIBILITIES.

a.Provide any Supplier identifying information that Beyond requests. Failure to provide requested information or providing false information may result in Beyond's termination of this Agreement and any Supplier privileges arising from this Agreement.

b.Provide Product content including images, text, warranty, disclaimers, warnings, country of origin, product dimensions, product weight, shipping dimensions, shipping weight, photographs, copy, content, descriptions, submissions, video, audio, advertisements and any other information requested ("Supplier Content") in the format requestedby Beyond, and to update Supplier Content from time to time to ensureall Supplier Content remains accurate and legal.
c.Include an approved packing insert for each order, including disclaimers and warning labels, if required by international, federal,
1.7.20240821 MSA 18

considered shipped at the point of first scan by the carrier. In the event that the date on which the Product is shipped and the shipment confirmation date are not the same day, Beyond reserves the right to use the date which is later in time for purposes of payment processing under Section l(e) of the Agreement.

4.RETURNS.
state or local law, regulation, ordinance, administrative order or rule ("Laws").

d.Remove all unapproved information in the Products and packaging, including but not limited to all third party marketing information, pricing tickets and other materials not directly from the manufacturer.

e.Respond to Beyond's requests within 1 business day.

f.Pay all of the applicable fees specified in Schedule A.

g.Notify Beyond of any discrepancies or claims for payment by email (partncmaysupport@bcyond) within 60 days of the date Beyond paid Supplier for the Product. If Supplier fails to do so, Supplier will be deemed to have waived any such claim.

h.Notify Beyond immediately in writing if Supplier receives notice of non-compliance of Laws.

i.Provide records confirming the authenticity of Supplier's Products and Supplier's right to use Supplier Content upon request fromBeyond, which may be required at any time.

j.Comply with any and all policies made available to Supplier within the help section of the Supplier Oasis Portal or otherwise communicated to Supplier in writing (email sufficient) ("Policies" or "Policy").

3.SHIPPING. Supplier shall ship Products via Beyond's designated carrier on Beyond's shipping account ("3PB"). Accessorial shipping charges that are included by Supplier (including, but not limited to insurance and delivery confirmation) which have not been requested by Beyond will be deducted from Supplier's payments. If Supplier fails to bill Beyond's shipping account for an Beyond order, Supplier shall notify Beyond within 60 days of the shipment. If Supplier fails to do so, Supplier will be responsible for the cost of transportation. Beyond reserves the right to offset Supplier's payments for all charges which have not been authorized, not been properly deducted or that result from Supplier's error, as reasonably determined by Beyond. Supplier will not ship non-Beyond merchandise on Beyond's shipping account. If the Product is damaged or lost and is eligible for a claim from the carrier, Supplier shall be responsible for filing claims directly with Beyond's carrier to recoverthe cost of the Product within 30 days cifthe loss and Beyond shall beresponsible for and shall file claims directly with Beyond's carrier to recover the cost of transportation. If Supplier fails to file a claim with Beyond's carrier for eligible damaged or lost Products within 30 daysofthe loss, Beyond may offset Supplier's payments for the actual freight charges related to such shipment. Supplier shall make reasonableefforts to record the B'eyond order number in the carrier reference number field for each tracking number. If Supplier fails to record a valid Beyond order number in the reference number field, Beyond may refuse the transportation charges and Supplier may be charged for the transportation.
a.Additional Shipping Requirements.

1)Supplier shall ship and ship-confirm each Product by the immediately succeeding business day from receipt of the order, unless a longer time is permitted by Beyond. A Product shall only be
CONFIDENTIAL
a.Small Parcel.
1)Beyond accepts, coordinates and processes some small parcel Product returns in facilities it controls.

2)Products returned to Beyond in resalable condition (as defined in Schedule A) will be received into Beyond's inventory, returned to Supplier, or disposed ofby Beyond.

3)Products returned to Beyond in non-resalable condition (as defined in Schedule A) will be returned to Supplier or disposed of by Beyond, in Beyond's sole discretion. The First Costof any Products returned to Supplier will be deducted from Supplier's semi-monthly payments as outlined in Schedule A.

b.LTL.

1)Beyond coordinates LTL Product returns.

2)LTL Products will be shipped directly from the customer back to Supplier.

3)If Supplier supplies a defective, damaged or wrong LTL Product, Supplier shall be solely responsible for all costs (freight, handling, coordination, replacement, etc.) related to the return of the LTL Product. If there is no defect, damage and the LTL Product was the item ordered by the customer, Beyond will arrange to ship the LTL Product back to the Supplier and will deduct the actual shipping charges from any refund due the customer and keep such deduction.

5.    TERM & TERMINATION. This Agreement continues until terminated as set forth herein or as otherwise provided for in this Agreement. Either Party may terminate this Agreement for cause upon 7 days prior written notice if the other Party fails to cure the default within 7 days. Either Party may terminate this Agreement without cause upon 30 days prior written notice.

6.    INSURANCE. Supplier shall obtain and maintain, at its own expense, commercial general liability insurance (including productsliability and/or umbrella coverage) in the amount of at least $1,000,000 per occurrence/ $2,000,000 aggregate. Supplier shall add Beyond as an additional insured. Supplier shall supply Beyond with certificates evidencing compliance with these obligations. All policies shall providethat the coverage shall not be decreased or terminated without at least 30days prior written notice to Beyond.

7.INDEMNIFICATION.
a.    Supplier shall, at its own cost and expense, indemnify, defend and hold harmless Beyond, its directors, officers, employees, affiliates and agents against any and all allegations (even though such allegationsmay be false, fraudulent or groundless) asserted in any claim, action, lawsuit, investigation or proceeding ("Claim" or "Claims") arising out of or related to:

1)A breach by Supplier of this Agreement.
2)Claims of copyright, patent, trademark or other intellectual property right related to the Products.
1.7.20240821 MSA 18

labeling, safety, testing, importation and transportation thereof, and all representations and advertising are in compliance with all applicable Laws and Policies

9.PUBLICATION RIGHTS.

3)The death of or injury to a person or property arising outof or related to the Products.

4)The failure of the Products to comply with any express orimplied warranties.

5)The packaging, packing, tagging, labeling or advertisingof such Products.
6)The failure to provide adequate warnings and/or instructions related to the use, assembly, service or installation of such Products.
7)Violation by Supplier, Supplier Content, or the Products of applicable Laws or Policies.

b.Beyond will promptly notify Supplier of all Claims. Beyondwill tender the defense ofall Claims, or the applicable portion of the Claimto Supplier. Supplier's choice of counsel shall be reasonably satisfactoryto Beyond. Supplier shall have control over the defense of such Claims, or Supplier's applicable portion of the Claim; except that Supplier shall not settle or compromise Claims that impair or impose anyobligation on Beyond without Beyond's prior written consent. Beyond may participate in the defense of all Claims with counsel of its own choice at its own expense. If Supplier fails to respond or defend, Beyond will assume the defense of the Claim at Supplier's expense. If a judgment is rendered against Beyond, Supplier shall promptly pay such judgment or appeal as permitted under applicable law.

8.WARRANTIES. Supplier makes the following warranties:

a.Supplier has the right and ability to sell the Products on the Site

b.All Products are genuine and authentic as to the brands

c.    All materials, and purposes represented, are legal for sale, and are notcounterfeit or unauthorized duplications.

d.Supplier understands that failing to fulfill Suppliers obligations for any of Supplier's Products or this Agreement are legallyactionable by Beyond and/or Beyond's customers.

e.    Unless otherwise agreed in writing, all Products are new, first-quality merchandise, free from all material defects in workmanship anddesign and are in the original manufacturers' retail packaging. Where Beyond permits Supplier to supply refurbished or reconditioned Products,
Supplier will disclose such fact in the Product title and copy and all such Products will be free from all material defects in workmanship and design and their appearance and functionality will be in "like-new" condition. Packaging for refurbished or reconditioned Products must specify that such Products have been refurbished.
f.    All documentation and Supplier Content relating to the Products are materially accurate, current, complete and not misleading or otherwise deceptive.
g.Supplier is authorized to use and provide, or is the rights holder, for all Supplier Content and any other information or intellectual property Supplier provides.
h.All Products, including the production, sale, packaging,
CON 1OENTIAL
a.Supplier grants Beyond a nonexclusive, royalty free, worldwide license to use, reproduce, display, distribute and publish the intellectual property associated with the Products with any advertisement, display, promotion or sale of Products.

b.During the Term, Supplier grants Beyond a nonexclusive, royalty free, worldwide, license to use, reproduce, display, distribute, publish, adapt, modify and re-format any and all Supplier Content and any other material submitted by Supplier to Beyond ("Materials"). Notwithstanding an expiration or termination of this Agreement, the licenses described in Section 9(a) and 9(b) continue until Supplier affirmatively and specifically notifies Beyond to discontinue use of the Materials.

c.Supplier agrees that the grant of the licenses set forth herein shall extend to third parties who publish and promote the Products through the Third Party Sites.

d.Notwithstanding anything to the contrary, nothing in this Agreement will prevent or impair Beyond's right to advertise, promote or sell Products without a license or permission as permitted under applicable law (e.g., fair use and first sale doctrine under copyrightlaw, referential use under trademark law, or a valid license from a third party).

10.CONFIDENTIALITY. During the Term of this Agreement, the Parties may exchange Confidential Information, which includes information regarding a Party not generally known to the public. Each will treat such Confidential Information as confidential and proprietary both during the Term and for a period of 3 years after the Term. Each Party agrees it will: (a) not use the Confidential Information for any purpose other than in performing its obligations under this Agreement;
(b) take reasonable precautions to maintain the confidentiality of the Confidential Information; and (c) not disclose or otherwise furnish the Confidential Information to any third party other than such Party's employees who need to know the Confidential Information to perform such Party's obligations under this Agreement, provided such employees are contractually obligated to such Party to maintain the confidentiality of the other Party's Confidential Information. Each Party agrees to be responsible for the violation of this clause by its employees and agents. Upon the termination or expiration of this Agreement, each Party shall return or destroy all ofthe other Party's Confidential Information in such Party's possession.

11.INTELLECTUAL PROPERTY OWNERSHIP. Beyond
retains all rights and is the exclusive owner of all information regarding customers, including but not limited to customers' names, addresses, telephone numbers, email addresses, purchase histories, payment methods and browsing histories ("Customer Information"). Beyond retains all rights in its intellectual property ("Beyond IP") and nothing herein shall be construed as a transfer, license or sale of Beyond's intellectual property to Supplier. Supplier shall not use, publish, display,disseminate or copy the Customer Information or the Beyond IP without written permission. Except to fulfill Products as set forth in thisAgreement, Supplier will not (nor will it cause a third party to) contact any customer without the express written consent of Beyond. Except as otherwise set forth herein, Supplier retains all rights in its intellectual property and nothing shall be construed as a transfer or sale of Supplier'sintellectual property to Beyond.

12.LIMITATION OF LIABILITY. EXCEPT FOR SUPPLIER'S INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS, ORVIOLATION OF THE BEYOND IP, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, SPECIAL, PUNITIVE, INDIRECT OR INCIDENTAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, AND EXCEPT FOR SUPPLIER'S INDEMNIFICATION OR CONFIDENTIALITY OBLIGATIONS OR VIOLATION OF THE BEYOND IP, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN EXCESS OF THE AMOUNT OF MONEY PAID BY BEYOND TO SUPPLIER WITHIN THE 12 MONTH PERIOD PRECEDING THE ARISE OF THE CLAIM.

13.MISCELLANEOUS.

a.Assignment. Neither Party may assign, transfer or otherwise delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party.

b.Waiver. Except for claims arising under Section 2(g) of this Agreement, the non-enforcement of any right by either party shall not preclude any future enforcement.

c.Modifications. Except for modifications to Schedule A, all modifications must be in writing, signed by both Parties.

d.Severability. The holding of any provision of this Agreementto be void, invalid or unenforceable shall not affect the validity of the other provisions of this Agreement.
e.Survival. The provisions of this Agreement relating to delivery of Products, payment offees; right ofoffset; confidentiality; disclaimers; warranties; limitation of liability; indemnification; law; severability; and this paragraph shall survive any termination or expiration of this Agreement.
f.Law. This Agreement shall be governed by Utah law. The state or federal courts in Salt Lake City, Utah shall have exclusive jurisdiction and venue over any controversy between the Parties. The prevailing Party shall be entitled to recover its reasonable attorney fees (including in-house counsel fees at customary rates) and costs from the non-prevailing Party.

g.Entire Agreement. This Agreement, Schedule A and any duly executed amendments and/or addendums referring to this Agreement constitute the complete statement of terms between the Parties withrespect to this Agreement's subject matter.

h.Tax. Each Party agrees to pay, collect, calculate, remit and be responsible for its respective applicable sales, use, value-added, income, excise, privilege, property, transfer, franchise and any other taxes ("Taxes") arising out of this Agreement. Beyond will collect, remit and pay Taxes to the appropriate taxing authorities only in those jurisdictions where legally required of Beyond. Supplier agrees to indemnify, defend and hold harmless Beyond from any Tax imposed or assessed on Beyond which is legally payable by Supplier.

i.Non-Solicitation. During the Term, and for a period of 6 months after the expiration or termination of this Agreement, neither Party will, directly or indirectly, solicit or employ any person employed by the other Party during the Term. Notwithstanding anything to the contrary, this non-solicitation provision shall not restrict either Party from soliciting or employing a former employee of the other Party who has not been an employee of the other Party for at least 6 months.

j.Relationship. The relationship between the Parties is not an employment relationship, joint venture or partnership. Neither Party has the authority to act on behalf of the other or bind the other.

WHEREFORE, Beyond and Supplier have caused this Agreement to be executed by their authorized representatives identified below as of the Effective Date.

BEYOND, INC.

By: /s/ David J. Nielsen
Name: David J. Nielsen

Beyond Contact Information
Partner Program Contact	partnerservices@Beyond
Partner Pay Support	partnerpaysupport@Beyond
Telephone Number	(801) 947-3100

Supplier: Kirkland's Inc
Supplier's Address: 5310 Maryland Way
Brentwood, TN 37027

By: /s/ Amy Sullivan
Name: Amy Sullivan
Title: CEO

1.7.20240821 MSA 18

CONFIDENTIAL

SCHEDULE A TO
FIRST COST SUPPLIER AGREEMENT

Schedule A is incorporated into the First Cost Supplier Agreement. Schedule A may be modified by Beyond at any time upon 30 days prior written notice. If Supplier does not agree to the proposed modifications, Supplier may terminate the First Cost Supplier Agreement in accordance with its terms.

DESCRIPTION	FEE
General Costs & Fees
Allowance1	3.5%
Marketing Allowance Fee2	0.0 o/o of First Cost
Greater of $25 per billing cycle4
(or)
QrdeJ:sS Cost/Order
Supplier Oasis Transaction Fees3	0-1,000 $0.50
1,001- 5,000 $0.45
5,001 - 10,000 $0.40
10,001- 50,000 $0.35
50,001- 100,000 $0.30
100,001+ $0.25
Unauthorized accessorial charges6	Actual
Returns Costs & Fees
First Cost7	First Cost

' Beyond is authorized to deduct the Allowance from the First Cost of each Product sold to account for costs related to returns, customer service, shipping (including failure to expedite or upgrade an order, failure to ship a Product, failure to transmit a valid tracking nwnber to Beyond, and failure to ship and ship-confum a Product within Beyond's designated timeframe), as well as other reasonable costs and fees incurred by Beyond. For the first three months following the Effective Date, the Allowance will not change. Thereafter, Beyond may adjust the Allowance based on Supplier's performance monthly by transmitting an updated rate by email to Supplier. The shipment by Supplierofany Product after Beyond's transmission of the updated Allowance shall constitute Supplier's consent to such updated rate.
2 Beyond is authorized to deduct the Marketing Allowance Fee from ilie First Cost. as defined in the applicable First Cost Supplier Agreement of each unit of inventory shipped or fulfilled as a marketing allowance fee. This fee will be used by Beyond in its sole and exclusive discretion for marketing internally and externally in an effort to generate sales across the Beyond platform. Beyond's use ofiliis fee is confidential and will not be disclosed due to its proprietary marketing strategies. Beyond reserves the right to adjust this fee on 30 days' prior written notice to Supplier.
3 Transaction Fees accrue as a result of Overstock Services, Inc. ("OSTKS") providing you access to the Supplier Oasis Portal ("SOP"). Transaction Fees will be deducted by Beyond from funds Beyond owes you and paid to OSTKS. Your cost/order will be established by reviewing your prior 12 month order history with Beyond. If you do not have 12 months of order history, the initial cost/order will be $0.50. Transaction Fees will accrue when Supplier is integrated into the SOP and receives its first order and will continue until the immediately following January 31". On each February 1", the Supplier Oasis Transaction Fees will reset to the applicable cost/order based on the immediately prior calendar year's number of orders.
4 Each month has 2 billing cycles. The I" billing cycle runs from the I" through the 15th of the month. The second billing cycle runs from the 16th through the end of the month.
5 An "order" constitutes one or more items that are ordered togeilier, sourced to the same warehouse and shipped to the same address.
6 Accessorial shipping charges that are included by Supplier (including, but not limited to insurance, delivery confirmation and overmax) which have not been requested by Beyond will be deducted from Supplier's payments. Beyond reserves ilie right to offset Supplier's payments for all charges which have not been authorized, not been properly deducted or that result from Supplier's error, as reasonably determined by Beyond.
7 First Cost will be deducted from Supplier's payments if the Product is not resalable. A Product is not resalable if, upon return, it cannot be resold through the Site, in Beyond's reasonable judgment. A Product returned directly to Supplier is not resalable. A Product is resalable if, upon return, it can be resold through the Site, in Beyond's reasonable judgment.

1.7.20240625 MSA 18

AMENDMENT TO
MARKETPIACE FEE SCHEDULE

This Amendment to the Marketplace Fee Schedule ("Fee Schedule Amendment'') is executed on this 26thday of September , 20 24 ("Amendment Effective Date") between Overstockcom Services, Inc. ("OSTKS") and the seller identified herein ("Seller").
WHEREAS, OSTKS and Seller previously entered into the Marketplace Agreement ("Agreement"); and WHEREAS, the parties desire to modify and amend the Agreement in accordance with this Fee Schedule
Amendment;

NOW THEREFORE, in consideration of the promises and mutual covenants and other terms and conditions contained herein, and intending to be legally bound, the parties agree to modify, amend and supplement the Agreement as follows:

1.The "[CATEGORY /SUBCATEGORY]" line in the Marketplace Fee Schedule under the "PRODUCT FEES" heading is deleted and replaced with the following:

PRODUCT FEES
CATEGORY/SUBCATEGORY	I	PERCENT OF SITE PRICE
ALL CATEGORIES	I	10%

2.All other provisions of the Agreement and the Marketplace Fee Schedule not modified by this Fee Schedule Amendment shall remain in full force and effect

IN WITNESS WHEREOF, OSTKS and Seller have caused this Fee Schedule Amendment to be executed by their duly authorized representatives identified below as of the Amendment Effective Date.

OVERSTOCK.COM SERVICES, INC.

OSTKS Authorized Signature

CONFIDENTIAL

20240910

CLAIMS FILING AMENDMENT TO
SUPPLIER AGREEMENT
This Claims Filing Amendment to the Supplier Agreement (the "Amendment") amends and modifies the Supplier Agreement (the "Agreement") in effect between Beyond, Inc. ("Beyond") and Kirkland's, Inc.    ("Supplier"). Beyond and Supplier may be
referred to individually as a "Party" and collectively as "Parties."
WHEREAS, Beyond and Supplier previously entered into the applicable Supplier Agreement ("Agreement");
WHEREAS, the parties desire to amend, modify and supplement the Agreement in accordance with the terms of this Amendment;
NOW THEREFORE, in consideration of the promises and mutual covenants and other terms and conditions contained herein, the Parties amend and modify the Agreement as follows:
1.Section 3. SHIPPING is deleted in its entirety and replaced as follows:
3.SHIPPING.
a.Supplier shall ship Products via Beyond's designated carrier on Beyond's shipping accounts ("3PB").

b.Accessorial shipping charges that are included by Supplier (including, but not limited to insurance and delivery confirmation) which have not been requested by Beyond will be deducted from Supplier's payments.

c.If Supplier fails to bill Beyond's shipping account for an Beyond order, Supplier shall notify Beyond within 60 days of the shipment. If Supplier fails to do so, Supplier will be responsible for the cost of transportation. Beyond reserves the right to offset Supplier's payments for all charges which have not been authorized, not been properly deducted or that result from Supplier's error, as reasonably determined by Beyond.

d.Supplier will not ship non-Beyond merchandise on Beyond's shipping accounts. If Supplier ships non-Beyond merchandise on Beyond's shipping accounts, Supplier will be responsible for the cost of transportation and any related charges and fees.

e.Supplier will provide Beyond with, and notify Beyond of any changes to, all locations and carrier account information utilized by Supplier to ship Products sold on the Sites and/or Third Party Sites and Supplier shall receive authorization from Beyond for each prior to shipping Products sold on the Sites and/or Third Party Sites. If Supplier fails to do so, Supplier will be responsible for the cost of transportation and any related charges and fees. Beyond reserves the right to offset Supplier's payments for all charges which have not been authorized as reasonably determined by Beyond.
f.Supplier shall make reasonable efforts to record the Beyond order number in the reference number field made available by the carrier upon shipment creation for each tracking number. If Supplier fails to record a valid Beyond order number in the reference number field, Beyond may refuse the transportation charges and Supplier may be charged for the transportation.

g.Supplier shall ship and ship-confirm each order by the immediately succeeding business day from receipt of the order, unless a longer time is permitted by Beyond. A Product shall only be considered shipped at the point of first scan by the carrier. In the event that the date on which the Product is shipped and the shipment confirmation date are not the same day, Beyond reserves the right to use the date which is later in time for purposes of Supplier Payment processing under Section l(f) of the Agreement and for assessment of fees under Schedule A.

2.A new section is added to the Agreement as follows:
CARRIER CLAIMS.
a.In the event a Product is damaged or not received by a customer and is eligible for a claim to be submitted to the carrier ("Carrier Claim"), Supplier authorizes Beyond to file all Carrier Claims on Supplier's behalf. Supplier waives its rights to file and/or dispute Carrier Claims and Supplier waives its rights to pursue legal action regarding Carrier Claims for any Products that are damaged or not received by a customer that are sold on the Sites and/or Third Party Sites.

1)For each Carrier Claim that is approved by the carrier, Supplier agrees to pay Beyond _15_% of the Product portion ("Product Claim") of a Carrier Claim ("Claims Filing Fee"). Supplier authorizes Beyond to deduct the Claims Filing Fee from Supplier's payments. Beyond reserves the right to adjust this fee on 30 days' prior written notice to Supplier, email sufficient.

2)In the event a Product Claim has been paid to Supplier, Beyond will deduct the Claims Filing Fee from Supplier's payments within 30 days of the date that Beyond receives notice from the carrier that the Product Claim was paid. In the event a Product Claim has been paid to Beyond, Beyond will deduct the Claims Filing Fee from the Product Claim amount and will remit the remainder to Supplier within 30 days of the date that Beyond receives notice from the carrier that the Product Claim was paid.

3)In the event the freight portion ("Freight Claim") of a Carrier Claim is paid to Supplier, Beyond will deduct the Freight Claim amount from Supplier's

CONFIDENTIAL

20240910

payments within 30 days of the date that Beyond receives notice from the carrier that the Freight Claim was paid. In the event a Freight Claim has been paid to Beyond, Beyond shall retain the Freight Claim amount.

b.Supplier shall provide Beyond with Supplier's carrier account information, as requested in Exhibit A and Exhibit B, concurrently with the execution of this Amendment. If Supplier fails to provide Beyond with complete and accurate carrier account information as necessary for Beyond to file Carrier Claims on Supplier's behalf, Beyond may offset Supplier's payments for the freight charges related to such shipments and may remove Supplier's Products from the Sites and/or Third Party Sites.

3.    Effective date. This Amendment becomes effective within 10 business days after Beyond's receipt of Supplier's carrier account information as requested in Exhibit A and Exhibit B and applies as of the date a Product is reported as damaged or not received by a customer, unless otherwise agreed to by Parties.

4.Term. This Amendment may be terminated by either Party at any time upon 30 days prior written notice.

5.The modifications made by this Amendment supersede any prior amendments to Section 3 SHIPPING of the Supplier Agreement, unless otherwise agreed to by Parties.

6.Nothing herein shall be construed as a waiver of any costs or fees set forth in Schedule A.

7.All other provisions of the Agreement not modified by this Amendment shall remain in full force and effect.
IN WITNESS WHEREOF, Beyond and Supplier have caused this Amendment to be executed by their duly authorized representatives identified below and made effective as of the Amendment effective date.
BEYOND, INC.
By: David J. Nielsen
Name: David J. Nielsen

CONFIDENTIAL

20240910

EXHIBIT A
Supplier: Kirklands Inc.
Address: 5310 Maryland Way
City, state, zip code: Brentwood, TN, 37027
Phone: (877) 541 - 4855
Email: seth.kaltrider@gmail.com

To: UPS Claims Dept.

Dear Sir or Madam:

I hereby authorize Beyond to pursue all claims on behalf of Kirkland's Inc. (Supplier name) for any shipment billed Third Party to Beyond shipper numbers _________. The UPS account number(s) for Kirkland's Inc. (Supplier name) are _________. I also authorize UPS to make payments arising out of any claim directly to them at the following address:

Beyond, Inc.
799 W Coliseum Way
Midvale, UT, 84047

Thank you for your attention to this matter.

Supplier: Kirkland's Inc.
Name: Seth W. Kaltrider
By: /s/ Seth W. Kaltrider
Date: 9/26/24

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20240910

EXHIBIT B

Supplier must provide the following details for all ship from locations, as listed on a recent carrier invoice (must be issued by carrier within the prior 3 weeks):

Small parcel (UPS)	Location 1	Location 2	Location 3	Location 4	Location 5
Account/Shipper#
Ship from zip code	38301
Invoice#
Invoice date
Control ID
Invoice amount($)
If Supplier utilizes more than 5 carrier accounts, provide information for additional accounts in a separate sheet.

Supplier must provide the following details, for all ship from locations, regardless of carrier or shipment type:

Shipping locations	Location 1	Location 2	Location 3	Location 4	Location 5
Address	431 Smith Lane
City	Jackson
State	TN
Zip code	38301
Contact name	Joel Duggin
Contact email	joel.duggin@kirklands.com
Contact phone	(731) 988 - 3509
If Supplier ships from more than 5 locations, provide information for additional locations in a separate sheet.

CONFIDENTIAL

20240910

PAYMENT TERMS AMENDMENT
TO
SUPPLIER AGREEMENT
This Payment Terms Amendment to Supplier Agreement ("Amendment") is executed on this 2filh day of September 2024 ("Amendment Effective Date") and amends and supplements the applicable Supplier Agreement ("Agreement") by and between Beyond, Inc. ("Beyond") and the supplier outlined herein,
("Supplier").

WHEREAS, Section I of the Agreement outlines the payment terms currently in effect;
WHEREAS, the parties hereto have agreed to modify the payment terms in the Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants and other terms and conditions contained, and intending to be legally bound, the parties agree to modify, amend and supplement the Agreement as follows:
1.Beyond shall remit payments to Supplier within 2 business days of the I st and the 16th of each month for Products sold, subject to offsets. Payments shall be made net 37 from shipment confirmation date.

IN WITNESS WHEREOF, Beyond and Supplier have caused this Amendment to be executed by their duly authorized representatives identified below as of the Amendment Effective Date.

BEYOND, INC.

Beyond Authorized Signature
SUPPLIER: Kirkland's Inc

Title
2.All other provisions of the Agreement not modified by this Amendment shall remain in full force and effect.

CONFIDENTIAL

20240910

EXHIBIT E
Illustration of Incentive Fee Calculation
Ecommerce Incentive Fee - Illustative Hypothetical
Note: Sales projections below are for illustration only – do not reflect actual performance or management projections

$000s

	Monthly Sales	TTM Sales	Change from Base	Aggregate Incentiv e Fee	Monthly Incentiv e Fee	TTM Incentiv e Fee
November 2023	$9,167
December 2023	9,167
January 2024	9,167
February 2024	9,167
March 2024	9,167
April 2024	9,167
May 2024	9,167
June 2024	9,167
July 2024	9,167
August 2024	9,167
September 2024	9,167
October 2024	9,167	110,000
November 2024	10,417	111,250	1,250	19	19
December 2024	10,417	112,500	2,500	38	19
January 2025	10,417	113,750	3,750	56	19
February 2025	10,417	115,000	5,000	75	19
March 2025	10,417	116,250	6,250	94	19
April 2025	10,417	117,500	7,500	113	19
May 2025	10,417	118,750	8,750	131	19
June 2025	10,417	120,000	10,000	150	19
July 2025	10,417	121,250	11,250	169	19
August 2025	10,417	122,500	12,500	188	19
September 2025	10,417	123,750	13,750	206	19
October 2025	10,417	125,000	15,000	225	19	225
November 2025	12,500	127,083	17,083	256	31
December 2025	12,500	129,167	19,167	288	31
January 2026	12,500	131,250	21,250	319	31
February 2026	12,500	133,333	23,333	350	31
March 2026	12,500	135,417	25,417	381	31
April 2026	12,500	137,500	27,500	413	31
May 2026	12,500	139,583	29,583	444	31
June 2026	12,500	141,667	31,667	475	31
July 2026	12,500	143,750	33,750	506	31
August 2026	12,500	145,833	35,833	538	31
September 2026	12,500	147,917	37,917	569	31
October 2026	12,500	150,000	40,000	600	31	375
November 2026	14,583	152,083	42,083	631	31
December 2026	14,583	154,167	44,167	663	31
January 2027	14,583	156,250	46,250	694	31
February 2027	14,583	158,333	48,333	725	31
March 2027	14,583	160,417	50,417	756	31
April 2027	14,583	162,500	52,500	788	31
May 2027	14,583	164,583	54,583	819	31
June 2027	14,583	166,667	56,667	850	31
July 2027	14,583	168,750	58,750	881	31
August 2027	14,583	170,833	60,833	913	31
September 2027	14,583	172,917	62,917	944	31
October 2027	14,583	175,000	65,000	975	31	375